EXECUTION COPY

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      among

                                 MICROMUSE INC.

                          SALAMANDER ACQUISITION CORP.

                                       and

                               NETOPS CORPORATION

                            Dated as of June 21, 2000

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                                TABLE OF CONTENTS

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                                                                            ----

ARTICLE I DEFINITIONS......................................................   2
      SECTION 1.01       Certain Defined Terms.............................   2

ARTICLE II THE MERGER......................................................   6
      SECTION 2.01       The Merger........................................   6
      SECTION 2.02       Closing...........................................   6
      SECTION 2.03       Effective Time....................................   6
      SECTION 2.04       Effect of the Merger..............................   6
      SECTION 2.05       Certificate of Incorporation; Bylaws; Directors
                         and Officers of Surviving Corporation.............   6

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.............   7
      SECTION 3.01       Conversion of Shares..............................   7
      SECTION 3.02       Exchange of Shares Other than Treasury Shares.....   9
      SECTION 3.03       Stock Transfer Books..............................  11
      SECTION 3.04       No Fractional Share Certificates..................  11
      SECTION 3.05       Certain Adjustments...............................  12
      SECTION 3.06       Lost, Stolen or Destroyed Certificates............  12
      SECTION 3.07       Exemption from Registration.......................  12
      SECTION 3.08       Registration Rights...............................  12
      SECTION 3.09       Taking of Necessary Action; Further Action........  15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................  15
      SECTION 4.01       Organization and Qualification; Subsidiaries......  16
      SECTION 4.02       Certificate of Incorporation and Bylaws...........  16
      SECTION 4.03       Capitalization....................................  16
      SECTION 4.04       Authority Relative to This Agreement..............  17
      SECTION 4.05       No Conflicts; Required Filings and Consents.......  17
      SECTION 4.06       Permits; Compliance with Laws.....................  18
      SECTION 4.07       Financial Statements..............................  19
      SECTION 4.08       Absence of Certain Changes or Events..............  19
      SECTION 4.09       Employee Benefit Plans; Labor Matters.............  20
      SECTION 4.10       Certain Tax Matters...............................  23
      SECTION 4.11       Contracts.........................................  23
      SECTION 4.12       Litigation........................................  25
      SECTION 4.13       Environmental Matters.............................  25
      SECTION 4.14       Intellectual Property.............................  25
      SECTION 4.15       Taxes.............................................  29
      SECTION 4.16       Insurance.........................................  30


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      SECTION 4.17       Properties; Bank Accounts.........................  31
      SECTION 4.18       Affiliates........................................  31
      SECTION 4.19       Brokers...........................................  32
      SECTION 4.20       Certain Business Practices........................  32
      SECTION 4.21       Section 203 of the Delaware Code Not Applicable...  32
      SECTION 4.22       Business Activity Restriction.....................  33
      SECTION 4.23       Customers and Suppliers...........................  33
      SECTION 4.24       Employee Matters..................................  33
      SECTION 4.25       Compliance with Regulation D; Stockholders........  34
      SECTION 4.26       Representations Complete..........................  34

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........  34
      SECTION 5.01       Organization and Qualification; Subsidiaries......  34
      SECTION 5.02       Capitalization....................................  35
      SECTION 5.03       Authority Relative to this Agreement..............  35
      SECTION 5.04       No Conflict; Required Filings and Consents........  36
      SECTION 5.05       SEC Filings; Financial Statements.................  36
      SECTION 5.06       Absence of Certain Changes or Events..............  37
      SECTION 5.07       Brokers...........................................  37
      SECTION 5.08       Form S-3 Eligibility; Rule 144 Compliance.........  37
      SECTION 5.09       Representations Complete..........................  37

ARTICLE VI COVENANTS.......................................................  38
      SECTION 6.01       Conduct of Business by the Company Pending the
                         Closing ..........................................  38
      SECTION 6.02       Notices of Certain Events.........................  40
      SECTION 6.03       Access to Information; Confidentiality............  40
      SECTION 6.04       No Solicitation of Transactions...................  41
      SECTION 6.05       Tax-Free Transaction..............................  41
      SECTION 6.06       Further Action; Consents; Filings.................  42

ARTICLE VII ADDITIONAL AGREEMENTS..........................................  42
      SECTION 7.01       Public Announcements..............................  42
      SECTION 7.02       Employee Benefit Matters..........................  43
      SECTION 7.03       Stock Options.....................................  43
      SECTION 7.04       Legend............................................  44
      SECTION 7.05       Information Statement.............................  44
      SECTION 7.06       Meeting of Stockholders...........................  45
      SECTION 7.07       Other Employment Agreements.......................  46
      SECTION 7.08       Tax Returns.......................................  46
      SECTION 7.09       Option Grants.....................................  46

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      SECTION 7.10       Retention Bonuses.................................  46
      SECTION 7.11       Form S-8 Registration Statement...................  47

ARTICLE VIII CONDITIONS TO THE MERGER......................................  47
      SECTION 8.01       Conditions to the Obligations of Each Party to
                         Consummate the Merger.............................  47
      SECTION 8.02       Conditions to the Obligations of the Company......  48
      SECTION 8.03       Conditions to the Obligations of Parent and
                         Merger Sub .......................................  48

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER...............................  51
      SECTION 9.01       Termination.......................................  51
      SECTION 9.02       Effect of Termination.............................  52
      SECTION 9.03       Amendment.........................................  52
      SECTION 9.04       Waiver............................................  52
      SECTION 9.05       Expenses..........................................  52

ARTICLE X INDEMNIFICATION AND ESCROW.......................................  53
      SECTION 10.01      Escrow Fund.......................................  53
      SECTION 10.02      Indemnification...................................  53
      SECTION 10.03      Procedures........................................  54
      SECTION 10.04      Limitations.......................................  56
      SECTION 10.05      Escrow Period.....................................  56
      SECTION 10.06      Stockholders' Agent...............................  56

ARTICLE XI GENERAL PROVISIONS..............................................  57
      SECTION 11.01      Duration of Survival of Representations and
                         Warranties .......................................  57
      SECTION 11.02      Notices...........................................  58
      SECTION 11.03      Severability......................................  59
      SECTION 11.04      Assignment; Binding Effect; Benefit...............  59
      SECTION 11.05      Incorporation of Exhibits.........................  59
      SECTION 11.06      Governing Law.....................................  60
      SECTION 11.07      Waiver of Jury Trial..............................  60
      SECTION 11.08      Headings; Interpretation..........................  60
      SECTION 11.09      Counterparts......................................  60
      SECTION 11.10      Entire Agreement..................................  60

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                              ANNEXES AND SCHEDULES

ANNEX A         Form of Voting Agreement
ANNEX B         Form of Stockholder Representation Letter
ANNEX C         Form of Escrow Agreement
ANNEX D-1       Form of Opinion of Counsel to Parent
ANNEX D-2       Form of Opinion of Counsel to the Company
ANNEX E         Form of Proprietary Information Agreement
ANNEX F         Certificate of Incorporation of Merger Sub
ANNEX G         Bylaws of Merger Sub

Schedule I      Persons executing Voting Agreement
Schedule II     Parent Shares to be Delivered
Schedule III    Employees
Schedule IV     Certain Employees
Schedule V      Agreements requiring consent
Schedule VI     Agreements to be terminated


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

            AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of June 21, 2000 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among MICROMUSE INC., a Delaware corporation ("Parent"), SALAMANDER ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and NETOPS CORPORATION, a Delaware corporation (the "Company"):

                              W I T N E S S E T H:

            WHEREAS, the boards of directors of Parent and the Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Merger Sub with and into the Company (the "Merger") and have approved and adopted this Agreement;

            WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, each of the persons listed on Schedule I hereto has executed and delivered a voting agreement substantially in the form attached hereto as Annex A (the "Voting Agreement"), pursuant to which, among other things, such person has agreed to vote all of the shares set forth opposite the name of such person in favor of the Merger and this Agreement;

            WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "Delaware Code"), Parent will acquire all of the capital stock of the Company through the Merger; and

            WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

            NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

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                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Certain Defined Terms

            Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

            "Affiliate" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

            "Blue Sky Laws" shall mean state securities or "blue sky" laws.

            "Business Day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in New York.

            "Company Disclosure Schedule" shall mean the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement and forming a part hereof.

            "Company Intellectual Property" shall mean all United States, foreign and international patents (including without limitation all patents, patent applications, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and all invention registrations and disclosures); trademarks, service marks and trade names (including without limitation all goodwill, common law rights and governmental or other registrations or applications for registration pertaining thereto), designs, trade dress and Internet domain names; copyrights (including without limitation all common law rights and governmental or other registrations or applications for registration pertaining thereto, and renewal rights therefor); sui generis database rights; ideas, inventions, technology, know-how, show-how, trade secrets, systems, processes, works of authorship, databases, mask works, content, graphics, statistical models, algorithms, modules, computer programs, computer software (including without limitation all software incorporated in or relating to the Autodetect(TM), Distributed Status Monitor(TM) and Visionary(TM) products), source and object code of such software, technical documentation, business methods, work product, intellectual and industrial property licenses, and all other tangible or intangible information or materials that are currently used, or currently proposed or planned to be used, in the Company's business or the business of any Subsidiary.

            "Company Material Adverse Effect" shall mean any change in or effect on the business of the Company or any of its Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided that a termination of the Master Service Agreement

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                                       3


and related agreements with Bear Stearns & Co. Inc. or its affiliates after the date hereof shall not be deemed to constitute a Company Material Adverse Effect; provided, further, that continued operating losses and cash flow losses of the Company, consistent with such losses in the first five months of 2000, shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a Company Material Adverse Effect.

            "Company Stock Plan" shall mean the NetOps Corporation 1997 Long-Term Incentive Plan.

            "Competing Transaction" shall mean any of the following involving the Company (other than the Merger):

                  (i) any merger, consolidation, share exchange, business combination or other similar transaction;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions;

                  (iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of the Company or the filing of a registration statement under the Securities Act in connection therewith;

                  (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of the Company;

                  (v) any solicitation in opposition to the approval of this Agreement by the Stockholders of the Company; or

                  (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            "$" shall mean United States Dollars.

            "Environmental Law" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

            "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

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            "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            "Expenses" shall mean, with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) reasonably incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the filings of any required HSR Act notice and all other matters related to the transactions contemplated hereby and the closing of the Merger.

            "Governmental Entity" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

            "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

            "Hazardous Material" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

            "IRS" shall mean the United States Internal Revenue Service.

            "Law" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

            "Parent Common Stock" shall mean the common stock, par value $.01 per share, of Parent.

            "Parent Disclosure Schedule" shall mean the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement and forming a part hereof.

            "Parent Material Adverse Effect" shall mean any change in or effect on the business of Parent or any of its Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its

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Subsidiaries, taken as a whole; provided, however, that any change in the market price or trading volume of the Parent Common Stock after the date hereof shall not be deemed in itself to constitute, and shall not be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect.

            "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

            "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

            "SEC" shall mean the Securities and Exchange Commission.

            "Subsidiary" shall mean, with respect to any person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests.

            "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any person.

            "Tax Return" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

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                                       6


                                   ARTICLE II

                                   THE MERGER

            SECTION 2.01 The Merger

            Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Code, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger as a wholly owned Subsidiary of Parent (the "Surviving Corporation").

            SECTION 2.02 Closing

            Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three Business Days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "Closing") to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York 10019, unless another date, time or place is agreed to by Parent and the Company.

            SECTION 2.03 Effective Time

            At and after the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the Delaware Code (the date and time of such filing, or such later date and time as may be set forth therein, being the "Effective Time").

            SECTION 2.04 Effect of the Merger

            At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Delaware Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Company as the Surviving Corporation.

            SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation

            Unless otherwise agreed to by Parent and the Company before the Effective Time, at the Effective Time:

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            (a) (i) the Certificate of Incorporation of Merger Sub, which is attached hereto as Annex F, in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation and (ii) the Bylaws of Merger Sub, which are attached hereto as Annex G, in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, in each case, until thereafter amended as provided by Law and such Certificate of Incorporation or Bylaws;

            (b) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

            (c) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

            SECTION 3.01 Conversion of Shares

            At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

            (a) Except in the case of shares, if any, held by persons who have not agreed to vote such shares in favor of the Merger and this Agreement and have perfected dissenters' rights in accordance with the Delaware Code ("Dissenting Shares"):

                  (i) each share of Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith cease to exist and be converted into the sum of
      (x) the fraction of a share of Parent Common Stock (A) the numerator of which shall equal such number of shares of Parent Common Stock which, when multiplied by ninety-seven percent (97%) of the Parent Stock Price (as defined below), is equivalent to $2,006,778 (the "Series A Preference Amount") and (B) the denominator of which shall be the number of issued and outstanding shares of Series A Preferred Stock and (y) the fraction of a share of Parent Common Stock equal to the product of (A) the number of shares of Company Common Stock (as defined below) into which such share of Series A Preferred Stock is convertible immediately prior to the Effective Time and (B) the Exchange Ratio (as defined below);

                  (ii) each share of Series B Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock" and, along with the Series A Preferred Stock, the

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      "Company Preferred Stock") issued and outstanding immediately prior to the
      Effective Time, and all rights in respect thereof, shall forthwith cease to exist and be converted into the sum of (x) the fraction of a share of Parent Common Stock (A) the numerator of which shall equal such number of shares of Parent Common Stock which, when multiplied by ninety-seven percent (97%) of the Parent Stock Price (as defined below), is equivalent to $6,491,554 (the "Series B Preference Amount" and, along with the Series A Preference Amount, the "Preference Amount") and (B) the denominator of which shall be the number of issued and outstanding shares of Series B Preferred Stock and (y) the fraction of a share of Parent Common Stock equal to the product of (A) the number of shares of Company Common Stock into which such share of Series B Preferred Stock is convertible immediately prior to the Effective Time and (B) the Exchange Ratio (as defined below); and

                  (iii) each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (excluding those to be canceled in accordance with Section 3.01(c)), and all rights in respect thereof, shall forthwith cease to exist and be converted into a fraction of a share (the "Exchange Ratio") of Parent Common Stock:

                        (x) the numerator of which shall equal such number of
                  shares of Parent Common Stock which, when multiplied by the Parent Stock Price is equivalent to the difference between (A) $17,600,000 (the "Purchase Price") (as adjusted as provided in
                  Section 9.05) and (B) the Preference Amount; and

                        (y) the denominator of which shall be the number of
                  Fully Diluted Shares (as defined below).

The aggregate number of shares of Parent Common Stock to be issued pursuant to this Section 3.01(a) shall be referred to herein as the "Merger Shares." Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is restricted or not fully vested shall upon such conversion and exchange have the same restrictions or vesting arrangements applicable to such shares prior to the conversion, except for such acceleration provisions as may be triggered by the consummation of the Merger contemplated by this Agreement and as set forth in Section 4.03 of the Company Disclosure Schedule and agreed to by Parent. An aggregate of twenty percent (20%) of the Merger Shares shall be subject to escrow pursuant to Article X hereof (the "Escrow Shares").

            (b) As used herein, (i) "Parent Stock Price" shall mean the closing price for a share of Parent Common Stock as quoted on the Nasdaq Stock Market for the trading day of June 19, 2000 and (ii) "Fully Diluted Shares" shall mean all of the issued and outstanding shares of Company Common Stock at the Effective Time, plus the number of shares of Company Common Stock issuable upon exercise, exchange or conversion of all vested options, warrants, convertible securities or other rights or obligations of the Company outstanding at the Effective Time that may, at any time, require the Company to issue shares of its capital stock, other than

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such options to purchase an aggregate of 257,661 shares of Company Common Stock held by Mark Garber, Richard Ray, Phillip Vant and Jackie Gentile, which are to be assumed by Parent pursuant to Section 7.03(a)(ii).

            (c) Each share of Company Common Stock or Company Preferred Stock held in the treasury of the Company or owned by any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto.

            (d) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Sub common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Merger Sub common stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate representing 100 shares of Surviving Corporation common stock in exchange for the certificate that formerly represented shares of Merger Sub common stock, which shall be surrendered by Parent and canceled.

            (e) Any Dissenting Shares shall not be converted into Parent Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the Delaware Code. The Company agrees that, except with the prior written consent of Parent, or as required under the Delaware Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of the Delaware Code, becomes entitled to payment of the fair value for shares of Company Common Stock or Company Preferred Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such holder of Dissenting Shares of a Company Certificate (as defined below), the number of shares of Parent Common Stock to which such shareholder would otherwise be entitled, less any Escrow Shares.

            SECTION 3.02 Exchange of Shares Other than Treasury Shares

            (a) Exchange Agent. ChaseMellon Shareholder Services, L.L.C. shall act as exchange agent for the Merger (the "Exchange Agent").

            (b) Parent to Provide Common Stock. Subject to Section 3.02(c), as soon as reasonably practicable (but not more than 15 days) after the Effective Time, Parent shall (i) cause to be delivered to the stockholders of the Company (the "Stockholders") certificates of Parent Common Stock ("Parent Certificates") representing the number of whole shares of Parent Common Stock issuable to the Stockholders pursuant to Section 3.01(a) in exchange for shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time, less any Escrow Shares, in the amounts set forth opposite their names on Schedule II hereto (such schedule to be completed in good faith by the parties hereto in accordance with Section 3.01 prior to the Effective Time) and (ii) cause to be delivered to the Escrow Agent (as defined in Section 10.01) on behalf of the Stockholders, (A) Parent Certificates representing the number of whole shares of Parent Common Stock issuable to the Stockholders and subject to escrow pursuant to Section 3.01(a) in exchange for shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time, in the amounts set forth opposite their names on Schedule II hereto and (B) stock powers, endorsed in blank, with respect to such Parent Certificates. The Escrow Shares shall be registered in the name of Stockholders and shall be selected pro rata in accordance with the percentage of shares of Parent Common Stock which each Stockholder is entitled to receive pursuant to Section 3.01(a). Holders of interests in the Escrow Shares shall be entitled to vote such Escrow Shares and shall receive dividends and distributions with respect to such Escrow Shares. To the extent not used for such purposes, such Escrow Shares shall be released, all as provided in Article X hereof and in the Escrow Agreement.

            (c) Exchange Procedures. On or prior to the Effective Time, each holder of record of a certificate or certificates (the "Company Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock, whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 3.01(a) (and cash in lieu of fractional shares), shall surrender each such Company Certificate for cancellation, together with a letter of transmittal, a stock power endorsed in blank with respect to such stockholder's shares subject to escrow and a duly and validly executed Stockholder Representation Letter substantially in the form attached hereto as Annex B, to Parent or to such other agent or agents as may be appointed by Parent. The holder of such Company Certificate shall be entitled to receive in exchange therefor, and Parent shall cause to be delivered to such holder, as soon as reasonably practicable (but not more than 15 days) after the Effective Time, a certificate representing the number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to Section 3.01(a) (less any shares subject to escrow pursuant to Section 3.01(a)) and payment in lieu of fractional shares which such holder has the right to receive under Section 3.04, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock or Company Preferred Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of whole shares of Parent Common Stock into which such shares of Company Common Stock or Company Preferred Stock shall have been so converted and the right to receive an amount of cash in lieu of the issuance of any fractional shares in accordance with Section 3.04.

            (d) Distribution with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d)) with respect to such shares of Parent Common Stock.

            (e) Transfer of Ownership. If any Parent Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) No Liability. Notwithstanding anything to the contrary in this
Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            SECTION 3.03 Stock Transfer Books

            At the Effective Time, the stock transfer book of the Company shall be closed, and there shall be no further registration of transfers of shares of the Company Common Stock or Company Preferred Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock or Company Preferred Stock that is not registered in the stock transfer records of the Company at the Effective Time, a certificate or certificates representing the number of whole shares of Parent Common Stock into which such shares of Company Common Stock or Company Preferred Stock shall have been converted shall be issued to the transferee, if the certificate or certificates representing such shares of Company Common Stock or Company Preferred Stock is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

            SECTION 3.04 No Fractional Share Certificates

            No scrip or fractional share of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates. In lieu thereof, each holder of shares of Company Common Stock or Company Preferred Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Parent Stock Price.

            SECTION 3.05 Certain Adjustments

            If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock or Company Preferred Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or the number of shares of Company Common Stock on a fully diluted basis is in excess of that specified in
Section 4.03 and disclosed in Section 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Section), then the Exchange Ratio shall be adjusted accordingly to provide to Parent the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

            SECTION 3.06 Lost, Stolen or Destroyed Certificates

            In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 3.01(a); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

            SECTION 3.07 Exemption from Registration

            The shares of Parent Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D promulgated under the Securities Act and may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other Laws or pursuant to an exemption therefrom. The Parent Certificates shall be legended to the effect described above and shall include such additional legends as necessary to comply with applicable U.S. federal securities Laws, Blue Sky Laws and other applicable restrictions.

            SECTION 3.08 Registration Rights

            (a) S-3 Registration Rights. Parent shall (A) use its reasonable best efforts to prepare and file a registration statement on Form S-3, or a registration statement on Form S-1 if Parent is not then eligible under the Exchange Act to file a registration statement on Form S-3, with the SEC covering the resale of the Merger Shares (the "Form S-3 Registration Statement") within ninety (90) days after the Effective Time, and use its commercially reasonable efforts to (B) cause the SEC to declare the Form S-3 Registration Statement effective under the Securities Act within one hundred eighty (180) days after the Effective Date and (C) keep such Form S-3

Registration Statement effective and available for resales until the earlier of
(i) the date on which all of the Merger Shares registered thereunder have been sold, (ii) the date on which all of the Merger Shares then held by Stockholders could be sold pursuant to Rule 144(k) under the Securities Act (or any comparable or successor provision) or (iii) the date that is the six month anniversary of the date on which such Form S-3 Registration Statement was declared effective by the SEC (the "Availability Termination Date"), provided, however, that Parent may suspend the effectiveness of the Form S-3 Registration Statement for a period of not more than ninety (90) days if, in Parent's reasonable judgment, Parent would be required to disclose any material actions taken or proposed to be taken by Parent, which disclosure would have a material adverse effect on Parent or on such actions, or during any period during which Parent is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales; provided that the six month period described in (c)(ii) above shall be extended by the number of days such Form S-3 Registration Statement is so suspended; and provided further that Parent agrees to use its commercially reasonable efforts to have the SEC declare such Form S-3 Registration Statement effective as soon as reasonably practicable after the conditions that gave rise to the suspension of the effectiveness of such Form S-3 Registration Statement, in the reasonable judgment of Parent, no longer exist. All expenses incurred in connection with the filing of the Form S-3 Registration Statement, other than brokers' commissions or underwriting discounts payable by the Stockholders but including the reasonable fees and expenses of one counsel for the Stockholders, shall be paid for by Parent.

            (b) Piggy-back Registration. If, after the Effective Time, Parent proposes to register any Parent Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except pursuant to a registration statement on Form S-4 or S-8 (or any substitute form adopted by the SEC) or any other form that does not permit the inclusion of shares by its security holders), Parent will give written notice to the Stockholders of its intention to do so and, upon the written request of any Stockholder given within twenty (20) days after receipt of any such notice (which request shall specify the number of Merger Shares intended to be sold or disposed of by such Stockholders and the nature of any proposed sale or other disposition thereof), Parent will use its commercially reasonable efforts to cause all Merger Shares that such Stockholders shall have requested the registration of to be included in such notification or the registration statement proposed to be filed by Parent; provided, however, that nothing herein shall prevent Parent from, at any time, abandoning, delaying or suspending the effectiveness of any such registration. If any such registration shall be underwritten in whole or in part, Parent may require that the Merger Shares requested for inclusion pursuant to this Section 3.08 to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The number of Merger Shares to be included in such an underwriting may be reduced (pro rata among the requesting holders (other than Parent and any other persons demanding registration pursuant to currently existing rights who are entitled to be protected against any such reduction) based upon the number of shares so requested to be registered) if and to the extent that the managing underwriter shall be of the good faith opinion that such inclusion would adversely effect the marketing of the securities to be sold by Parent. All expenses of such offering, except the brokers' commissions or underwriting discounts payable by the Stockholders, shall be borne by Parent.

            (c) Indemnification. (i) In connection with any such registration effected pursuant to Section 3.08(a) or 3.08(b) hereof, to the extent permitted by law, Parent will, and hereby does, indemnify and hold harmless, each Stockholder against any losses, claims, damages or liabilities to which such Stockholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities are registered under the Securities Act, and preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and Parent will reimburse each of the Stockholders for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that Parent shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Parent through an instrument duly executed by or on behalf of the Stockholders specifically stating that it is for use in the preparation thereof; and provided further, however, that Parent shall not be liable to any of the Stockholders, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Stockholder's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Merger Shares to such person if such statement or omission was corrected in such final prospectus and copies of such final prospectus were delivered to the Stockholders prior to the written confirmation of the sale of Merger Shares to such person asserting an untrue statement or alleged untrue statement or omission or alleged omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholders and shall survive the transfer of such securities by the Stockholders.

            (ii) Parent may require, as a condition to including any Merger Shares in any registration statement filed pursuant to this Section 3.08, that Parent shall have received an undertaking satisfactory to it from the Stockholders holding such Merger Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 3.08) Parent, each director of Parent, each officer of Parent and each other person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Parent through an instrument duly executed by the Stockholders specifically stating that it was for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Parent or any such director, officer or controlling person and shall survive the transfer of such securities by the Stockholders.

            (c) Contribution. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by subdivision (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations, then in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other equitable considerations. Notwithstanding the foregoing, neither party shall be required to contribute any amount in excess of the amount the indemnifying party would have been required to pay to an indemnified party if the indemnity under this Section 3.08 was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            SECTION 3.08 Taking of Necessary Action; Further Action

            If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

            The Company hereby represents and warrants to Parent, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV, that:

            SECTION 4.01 Organization and Qualification; Subsidiaries

            (a) Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Except as set forth in Section 4.01(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

            (b) Except as set forth in Section 4.01(b) of the Company Disclosure Schedule, the Company and its Subsidiaries do not own, directly or indirectly, an equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership or joint venture arrangement or other business entity. The Company is the owner of all outstanding shares of capital stock of each of the entities set forth in
Section 4.01(b) of the Company Disclosure Schedule and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such Subsidiary are owned by the Company free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments, arrangements, or agreements of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating the Company or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

            SECTION 4.02 Certificate of Incorporation and Bylaws

            True, complete and correct copies of the Company's Certificate of Incorporation and Bylaws and of the equivalent organizational documents of the Company's Subsidiaries, each as amended, are included in Section 4.02 of the Company Disclosure Schedule. Such Certificate of Incorporation, Bylaws and organizational documents are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation, Bylaws or equivalent organizational documents.

            SECTION 4.03 Capitalization

                  The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of the date hereof, 4,642,085 shares of Company Common Stock, and 4,865,384 shares of Company Preferred Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Except for the Company Common Stock and the Preferred Stock, there are no shares of capital stock or other equity securities of the Company outstanding. Except as set forth in Section 4.03 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments, arrangements or agreements of any character relating to the issued or unissued capital stock or other securities of the Company, or otherwise obligating the Company to issue, transfer or sell any such securities. Except as set forth in Section 4.03 of the Company Disclosure Schedule, there are no acceleration rights pertaining to any shares of Company Common Stock or Company Preferred Stock or any options to purchase any such shares of capital stock. Except as set forth in Section 4.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or Company Preferred Stock. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

            SECTION 4.04 Authority Relative to This Agreement

            The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Escrow Agreement (as defined in Section 8.01(c)), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Escrow Agreement or to consummate the transactions contemplated hereby or thereby (other than the consent of Stockholders as set forth in Section 7.06 and the filing of the Certificate of Merger as required by the Delaware Code). This Agreement has been, and the Escrow Agreement will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and the Escrow Agreement, when executed and delivered as contemplated by this Agreement, will constitute, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

            SECTION 4.05 No Conflicts; Required Filings and Consents

            (a) The execution and delivery of this Agreement and the Escrow Agreement by the Company do not, and the performance by the Company of its obligations hereunder and thereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company or any of the equivalent organizational documents of any of its Subsidiaries, (ii) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) except as set forth in Section 4.05(a)(iii) of the Company Disclosure Schedule, result in any breach of or constitute a default

(or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of the Company or any of its Subsidiaries or any Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

            (b) Except as set forth in Section 4.05(b) of the Company Disclosure Schedule, no filing or registration with, or notification to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement except, (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such filings and consents as may be required under any Environmental Law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iii) such filings, registrations, notifications, permits, authorizations, consents or approvals that result from the specific legal or regulatory status of Parent or as a result of any other facts that specifically relate to the business or activities in which Parent is engaged other than the business of the Company, (iv) such filings as may be required under the HSR Act,
(v) such filings as may be required under the Blue Sky Laws and (vi) such other filings, registrations, notices, permits, authorizations, consents and approvals that if not obtained, made or given would not, individually or in the aggregate, have a Company Material Adverse Effect or impair the Company's ability to consummate the transactions contemplated hereby.

            (c) Except as set forth in Section 4.05(c) of the Company Disclosure Schedule, no consent of any third party is required by reason of the transactions contemplated by this Agreement.

            SECTION 4.06 Permits; Compliance with Laws

            Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for each of the Company and its Subsidiaries to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "Company Permits"), except such Permits the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and, as of the date of this Agreement, none of the Company Permits has been suspended or canceled nor is any such suspension or cancellation pending or, to the knowledge of the Company, threatened. All of the Company Permits are set forth in Section 4.06 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (ii) any Company Permits, except for such defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Since its inception, neither the Company nor any of its Subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws. The Merger will not result in the suspension or cancellation of any Company Permit.

            SECTION 4.07 Financial Statements

            (a) Section 4.07 of the Company Disclosure Schedule includes copies of (i) the audited balance sheets of the Company at December 31, 1999, together with the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999 and the notes thereto, and (ii) the unaudited balance sheet of the Company at May 31, 2000, together with the related statements of operations, stockholders' equity and cash flows for the five-month period ended May 31, 2000 (collectively, the "Company Financial Statements"). The Company Financial Statements: (i) were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except, in the case of the unaudited financial statements, for the absence of footnotes); (ii) present fairly the financial position, results of operations and cash flows of the Company and its Subsidiaries as of such dates and for the periods then ended; and (iii) are correct and complete in all material respects, and can be reconciled with the books of account and records of the Company. The Company maintains and will continue to maintain an adequate system of internal controls to enable the Company's independent auditors to certify that the audited financial statements referred to in clause (i) above have been prepared in accordance with GAAP.

            (b) Except as and to the extent set forth or reserved against on the balance sheets of the Company as reported in the Company Financial Statements, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations not exceeding, either individually or in a series of related transactions, $25,000 incurred in the ordinary course of business consistent with past practice since May 31, 2000.

            SECTION 4.08 Absence of Certain Changes or Events

            Except as set forth in Section 4.08 of the Company Disclosure Schedule or as expressly permitted pursuant to this Agreement, since April 30, 2000, the Company has conducted its business only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of the Company's obligations pursuant to this Agreement and the consummation of the Merger by the Company, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or Company Preferred Stock or any redemption, purchase or other acquisition of any of the Company's securities,
(v) any increase in the compensation payable or to become payable to its directors, officers, consultants or employees, any grant of options to, any grant of any rights to severance or termination pay to, or any employment or severance agreement entered into which provides benefits upon a change in control of the Company that would be triggered by the Merger with, any director, officer, consultant or other employee of the Company or any of its Subsidiaries who is not currently entitled to such benefits from the Merger, any establishment, adoption, entering into or amendment of any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company or any of its Subsidiaries, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or any entering into or amendment of any contract, agreement, commitment or arrangement between the Company or any of its Subsidiaries and any of their respective directors, officers, consultants or employees, (vi) any issuance or sale of any stock, notes, bonds or other securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's Certificate of Incorporation or Bylaws or any equivalent organizational document of any of the Company's Subsidiaries, (viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company or any of its Subsidiaries, (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice, or (xii) any negotiation or agreement by the Company or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (xi).

            SECTION 4.09 Employee Benefit Plans; Labor Matters

            (a) Section 4.09 of the Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not maintained, sponsored or contributed to or required to be contributed to by the Company or any of its Subsidiaries (the "Company Benefit Plans"). With respect to each Company Benefit Plan, the Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form
5500) filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter. Neither the Company, nor to the knowledge of the Company, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

            (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

            (c) The Company hereby represents that: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(6) of the Code has received a favorable determination letter from the IRS as to its qualified status, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to the knowledge of the Company, no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to the knowledge of the Company, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company or any of its Subsidiaries and (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent balance sheet included in the Company Financial Statements prior to the date of this Agreement). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company, is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

            (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Company nor any of its Subsidiaries has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by the Company or any of its Subsidiaries that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any of its Subsidiaries of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of the Company or any of its Subsidiaries is or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

            (e) With respect to each Company Benefit Plan required to be set forth in the Company Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

            (f) The Company has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of the Company and its Subsidiaries, (ii) all severance plans, agreements, programs and policies of the Company and its Subsidiaries with or relating to their respective employees, directors or consultants, (iii) all plans, programs, agreements and other arrangements of the Company and its Subsidiaries with or relating to their respective employees, directors or consultants which contain "change of control" provisions, and (iv) a list setting forth the names and annual salaries of all current employees of the Company and its Subsidiaries. No payment or benefit which may be required to be made by the Company or any of its Subsidiaries or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Section 280(G)(1) of the Code, and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of the Company or any of its Subsidiaries to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

            (g) Neither the Company nor any of its Subsidiaries is a party to, and none of them has any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries or any person or entity that may obligate the Company or any of its Subsidiaries thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company or any of its Subsidiaries. As of the date of this Agreement, to the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the businesses of the Company or any of its Subsidiaries, and there is no charge or complaint filed against the Company or any of its Subsidiaries by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

            (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To the knowledge of the Company, each of the Company and its Subsidiaries is in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

            SECTION 4.10 Certain Tax Matters

            Neither the Company nor any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under
Section 368(a) of the Code. There is no agreement or plan to which the Company or any of its Affiliates is a party or other circumstances relating to the Company or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368(a) of the Code.

            SECTION 4.11 Contracts

            Except for the contracts and agreements described in Section 4.11 of the Company Disclosure Schedule (collectively, the "Material Contracts"), neither the Company nor any of its Subsidiaries is a party to or bound by any material contract or agreement, including without limitation:

            (a) any sales, advertising or agency contract in excess of $25,000 over the life of the contract;

            (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $25,000 over the life of the contract;

            (c) any contract involving future payments of $25,000 or more (excluding non-exclusive recruitment agreements) that expires less than one year after the date of this Agreement;

            (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

            (e) any contract for capital expenditures in excess of $25,000 in the aggregate;

            (f) any contract limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract;

            (g) any contract pursuant to which the Company or any of its Subsidiaries is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of $25,000 remain outstanding;

            (h) any contract with an Affiliate;

            (i) any agreement of guarantee, support, indemnification (other than as included in sales contracts or non-disclosure agreements in the ordinary course of business), assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

            (j) any distribution contract;

            (k) any employment or severance contract, arrangement or policy (including without limitation any collective bargaining contract or union agreement); or

            (l) any stockholders agreement, voting agreement, registration rights agreement or other agreement to which the Company or any of its Subsidiaries or any Stockholder is a party (each, a "Stockholder Party Agreement").

            Each of the Company and its Subsidiaries has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of, any Material Contract. Each of the Material Contracts is valid and binding and in full force and effect with respect to the Company and its Subsidiaries and, to the knowledge of the Company, the other parties thereto, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company or any of its Subsidiaries, or to the knowledge of the Company, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to Parent.

            SECTION 4.12 Litigation

            Except as set forth in Section 4.12 of the Company Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such). Neither the Company nor any of its Subsidiaries nor any of the Stockholders is aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to the Company or any of its Subsidiaries in respect of such suits, claims, actions, proceedings and investigations. There is no judgment, decree or order against the Company or any of its Subsidiaries or, to the knowledge of the Company, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Company Material Adverse Effect. Section 4.12 of the Company Disclosure Schedule also lists all litigation that the Company or any of its Subsidiaries has pending against other parties.

            SECTION 4.13 Environmental Matters

            Each of the Company and its Subsidiaries is, to the knowledge of the Company, in compliance with all applicable Environmental Laws and Company Permits required by Environmental Laws. All past noncompliance, if any, of the Company and its Subsidiaries with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability. Neither the Company nor any of its Subsidiaries has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company or any of its Subsidiaries, in violation of any Environmental Law.

            SECTION 4.14 Intellectual Property

            (a) Section 4.14(a) of the Company Disclosure Schedule contains a true, accurate and complete list of the Company's and its Subsidiaries' United States, foreign or international patents, patent applications, invention registrations, and invention disclosures (collectively, "Patents"); trademarks and service marks (whether registered or unregistered), trademark and service mark applications, trade names, Internet domain names, and Internet domain name registrations and applications therefor (collectively, "Trademarks"); registered copyrights (collectively, "Copyrights"); and any other filings or registrations made, or other formal actions taken, pursuant to Federal, state, local, foreign or international laws by the Company or any of its Subsidiaries to protect their respective interests in the Company Intellectual Property. Section 4.14(a) of the Company Disclosure Schedule includes details of any filings or payments which must be made, or other actions which must be taken, in respect of the Patents, Trademarks, Copyrights and other filings, registrations or actions included in

Company Intellectual Property within twelve (12) months of the Effective Time in order to protect or preserve existing rights in the same.

            (b) Except as provided in Section 4.14(b)(1) of the Company Disclosure Schedule, each component of the Company Intellectual Property (including without limitation the items set forth in Section 4.14(a) of the Company Disclosure Schedule) is: (i) owned solely and exclusively by the Company or its Subsidiaries, free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind; or (ii) rightfully used or otherwise enjoyed by the Company or its Subsidiaries pursuant to a valid and enforceable license agreement (a "License-In Agreement"). A true, accurate and complete list of all License-In Agreements is set forth in Section 4.14(b)(2) of the Company Disclosure Schedule. Without limiting the foregoing, the Company and its Subsidiaries have all rights in the Company Intellectual Property necessary to carry out the activities currently conducted, or currently proposed or planned to be conducted, by the Company or its Subsidiaries.

            (c) Neither the Company nor any of its Subsidiaries is in breach, violation or default of any License-In Agreement or other license, sublicense, instrument or agreement relating the Company Intellectual Property to which the Company or any of its Subsidiaries is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Company's or its Subsidiaries' obligations hereunder, result in such a default nor cause the diminution, termination or forfeiture of any the Company Intellectual Property.

            (d) Neither the manufacture, use, sale, reproduction, modification, adaptation, creation of derivative works, translation, distribution, transmission, display, performance, or other exercise of rights under, nor the licensure of, any of the Company Intellectual Property, nor the conduct of the Company's or its Subsidiaries' businesses in the manner currently conducted or currently proposed or planned to be conducted, breaches or otherwise violates any License-In Agreement or other license or other agreement to which the Company or a Subsidiary is a party, or conflicts with or infringes on any intellectual property or other right of any person anywhere in the world. No allegation of such a violation or infringement has been made prior to the date of this Agreement, and there is no colorable basis for any such claim. To the knowledge of the Company and its Subsidiaries, no Person has infringed, misappropriated, or misused any of the Company Intellectual Property and, within the past three (3) years, neither the Company nor any of its Subsidiaries has asserted any claim of infringement, misappropriation, or misuse against any Person.

            (e) Section 4.14(e) of the Company Disclosure Schedule contains a true, accurate and complete list of each agreement under which the Company or its Subsidiaries grants rights or licenses under any of the Company Intellectual Property (each a "License-Out Agreement").

            (f) Neither the Company nor any of its Subsidiaries has entered into or is otherwise bound by any consent, forbearance to sue, settlement agreement or other agreement which limits the Company's or its Subsidiaries' rights to use, reproduce, display, perform, modify, adapt, distribute, license, sell or otherwise exploit any of the Company Intellectual Property.

            (g) All of the Company's Patents, Trademarks, Copyrights and other registrations and applications included in the Company Intellectual Property are
(i) standing in the name of the Company or one of its Subsidiaries, which ownership has been properly recorded where and as required to secure or ensure full rights to the same, (ii) valid, subsisting and in good standing without any fees or filings due with respect thereto, and (iii) not subject to any pending or actual or threatened interference, opposition, cancellation or other proceeding before any court or registration authority. To the Company's or its Subsidiaries' knowledge after due inquiry, no facts or circumstances exist which could render any of the Patents, Trademarks, Copyrights, registered or applied-for intellectual property, trade secrets, and any other material intellectual property included in the Company Intellectual Property invalid, unenforceable, unprotectable or otherwise ineffectual.

            (h) The Company and its Subsidiaries have taken all reasonably necessary steps to maintain and protect the Company Intellectual Property. In particular, and without limiting the foregoing, all employees, agents, consultants, contractors and other Persons who have contributed to or participated in the creation, conception or development of the Company Intellectual Property (the "Company Intellectual Property Development Personnel") have executed agreements obligating them to maintain the Company Intellectual Property in confidence. Except as set forth in Section 4.14(h)(1) of the Company Disclosure Schedule, each of the Company Intellectual Property Development Personnel have executed an agreement, in a form substantially as provided in Section 4.14(h)(2) of the Company Disclosure Schedule in all material respects, assigning to the Company or a Subsidiary any rights or claims they may have to any Company Intellectual Property.

            (i) Section 4.14(i) of the Company Disclosure Schedule contains a true and complete list of all material computer programs, software programs and applications (including both source and object code), modules, models, tools, algorithms, databases and related materials currently used, or currently proposed or planned to be used, in conducting the business of the Company and its Subsidiaries (the "Company Software Programs"). Except with respect the Company Software Programs that are licensed to the Company, as set forth separately in Section 4.14(i) of the Company Disclosure Schedule, the Company or one of its Subsidiaries is the sole and exclusive owner of the Company Software, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Without limiting the foregoing, the Company and its Subsidiaries have all rights in the Company Software Programs necessary to carry out the activities currently conducted, or currently proposed or planned to be conducted, by the Company or its Subsidiaries.

            (j) All source code and system documentation relating to the Company Software Programs have been maintained in strict confidence and (i) have been disclosed by the Company only to those of their respective employees who have a "need to know" the contents thereof in connection with the performance of their duties to the Company or a Subsidiary and who have executed a nondisclosure agreement with the Company or Subsidiary substantially in the form provided in Section 4.14(j)(1) of the Company Disclosure Schedule, and
(ii) have been disclosed only to those third parties who have executed a nondisclosure agreement with the Company or a Subsidiary substantially in the form provided in Section 4.14(j)(2) of the Company Disclosure Schedule.

            (k) The Company Software Programs are designed to be "Year 2000 Compliant", meaning that each Company Software Program is designed to:

                  (i) correctly and unambiguously handle and process date information before, during and after January 1, 2000. This includes, without limitation, the ability to correctly and unambiguously accept date input, provide date output, store and retrieve dates, and perform calculations of dates or portions of dates;

                  (ii) correctly process functions that are programmed to commence and/or end on a particular date, including, without limitation, month-end, year-end, and leap year dates and any combination thereof, irrespective of a change in the century identifier;

                  (iii) function accurately and without interruption before, during and after January 1, 2000 without any change in operations and/or parameters associated with the advent of the new century; and

                  (iv) respond to two-digit date input in a way that resolves the ambiguity as to the century in a disclosed, defined and predetermined manner; and to store and provide the output of date information in a way that is unambiguous as to the century.

            (l) Except as set forth in Section 4.14(l) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owes or will owe any royalties or fees or other payments to third parties in respect of any Company Intellectual Property or any use thereof. All royalties, fees or other payments that have accrued prior to the Effective Time will have been timely paid by the Company or a Subsidiary prior to the Effective Time.

            (m) Except with respect to any third party-produced libraries, routines and compiler-produced code included in the Company Software Programs ("Third Party Code") , the Company Software Programs do not contain any, program, routine, device, or other undisclosed feature (other than license keys, as that term is normally used in the software industry) that is designed to delete, disable, deactivate, interfere with or otherwise harm the Company Software Programs or any system in which the Company Software Programs may operate, including without limitation a bomb, virus, software lock, drop-dead device, malicious logic, worm, trojan horse, robot, clock, timer, back door or trap door (any such program, routine, device or other such feature which is herein referred to as a "Virus"). With respect to Third Party Code, the Company and its Subsidiaries have a practice of taking reasonable measures, and have taken all reasonable measures, to identify and eliminate any Virus present in any Third Party Code before operating such code with other Company Software Programs or on Company networks. As used in this section, the term "Third Party Code" does not include any library, routine or compiler-produced code which is custom produced, or the product of code which has been custom produced, by a third party for the Company or one of its Subsidiaries.

            SECTION 4.15 Taxes

            (a) The Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member, have (i) properly completed and timely filed all Tax Returns required to be filed by them and all such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate accruals in accordance with generally accepted accounting principles in the Company Financial Statements for the payment of all Taxes that are due and payable for all periods ending on or before the date hereof. Except as set forth in Section 4.15(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material liability for unpaid Taxes accruing after the date of the Company Financial Statements except for Taxes unpaid but incurred in the ordinary course of business consistent with past practice.

            (b) There is (i) no material claim for Taxes that is a lien against the property or assets of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit, administrative proceeding or court proceeding with respect to any Taxes or Tax Returns of the Company or any of its Subsidiaries is being conducted or is pending and no Governmental Entity responsible for the imposition of any Tax (a "Tax Authority") has asserted against the Company or any of its Subsidiaries any deficiency or claim for Taxes; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by the Company or any of its Subsidiaries and currently in effect, and (iv) no agreement, contract or arrangement to which the Company or any of its Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 162(m), 280G or 404 of the Code.

            (c) No claim or notice has ever been submitted by a Tax Authority in a jurisdiction where the Company or any of its Subsidiaries has not filed Tax Returns that any of them is or may be subject to taxation by that jurisdiction.

            (d) Except as set forth in Section 4.15(d) of the Company Disclosure Schedule, there has been no change in ownership of the Company or any of its Subsidiaries that has caused the utilization of any losses of the Company or any of its Subsidiaries to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the Company Financial Statements are properly computed and reflected.

            (e) Neither the Company nor any of its Subsidiaries has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

            (f) Neither the Company nor any of its Subsidiaries has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to the Company or any of its Subsidiaries.

            (g) Except as set forth in Section 4.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any Tax sharing or Tax allocation agreement nor does the Company or any of its Subsidiaries have any liability or potential liability to another party under any such agreement, and has not incurred any liability for Taxes of any Person under Treas. Reg. Section 1.1502.6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

            (h) The Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

            (i) No power of attorney has been granted by the Company or any of its Subsidiaries with respect to any matters relating to Taxes that is currently in effect.

            (j) Neither the Company nor any of its Subsidiaries has settled any claim, audit or administrative or court proceeding with respect to Taxes.

            (k) The Company is a cash basis taxpayer.

            (l) Neither the Company nor any of its Subsidiaries has filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

            (m) Neither the Company nor any of its Subsidiaries has ever been a member of a consolidated, combined or unitary group of which the Company was not the ultimate parent corporation.

            (n) Each of the Company and its Subsidiaries has in its possession receipts for any Taxes paid to foreign Tax authorities. Neither the Company nor any of its Subsidiaries has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

            SECTION 4.16 Insurance

            Each of the Company and its Subsidiaries is presently insured, and since inception has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company and its Subsidiaries provide adequate coverage against loss. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. The Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by the Company and its Subsidiaries, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Each of the Company and its Subsidiaries has complied in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

            SECTION 4.17 Properties; Bank Accounts

            (a) Each of the Company and its Subsidiaries has good and marketable title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all its properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company Financial Statements for the fiscal year ended December 31, 1999, as being owned by the Company or such Subsidiary as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All properties used in the Company's and its Subsidiaries' operations are reflected in the balance sheets included in the Company Financial Statements to the extent GAAP require the same to be reflected. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by the Company or any of its Subsidiaries are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Company's and its Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. Each of the Company and its Subsidiaries owns or has the valid and subsisting right to use all assets and properties necessary or advisable to operate their respective business in the manner presently conducted and as proposed to be conducted in the financial projections provided by the Company to Parent.

            (b) Section 4.17 of the Company Disclosure Schedule sets forth the names and addresses of all banks and other institutions at which the Company or any of its Subsidiaries has accounts, deposits or the like, and the names of all persons authorized to draw on or give instructions with respect thereto or holding a power-of-attorney on behalf of the Company or any of its Subsidiaries. Any cash held in such accounts is not subject to any restrictions or limitations as to withdrawal, other than limits on the authority of the authorized persons.

            SECTION 4.18 Affiliates

            Section 4.18 of the Company Disclosure Schedule sets forth the names and addresses of each person who is, in the Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment) of the Company or any of its

Subsidiaries. Neither the Company nor any of its Subsidiaries is indebted to, nor does it owe any contractual commitment or arrangement to, with or for the benefit of, any director, officer, employee, affiliate or agent of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). No current or, to the knowledge of the Company, former, director, officer, employee, affiliate or agent of the Company or any of its Subsidiaries is presently or at the Effective Time shall be, or, in the last three years has been, the direct or indirect owner of an interest in any corporation, firm, association, or business organization which is a present competitor, supplier or customer of the Company or any of their respective Subsidiaries, except for ownership of securities in publicly traded companies in a capacity other than as an Affiliate. Except for normal salaries and bonuses and reimbursement of ordinary expenses, since April 30, 2000, neither the Company nor any of its Subsidiaries has made any payments, loans or advances of any kind, or paid any dividends or distributions of any kind, to or for the benefit of the Stockholders, or any of their respective affiliates, associates or family members.

            SECTION 4.19 Brokers

            (a) Other than Bear Stearns & Co. Inc. (the "Company Financial Advisor"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

            (b) Section 4.19 of the Company Disclosure Schedule sets forth true, complete and correct copies of all agreements between the Company and the Company Financial Advisor. Except as set forth in Section 4.19 of the Company Disclosure Schedule, there are no other agreements between the Company and the Company Financial Advisor.

            SECTION 4.20 Certain Business Practices

            Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, agents or employees (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

            SECTION 4.21 Section 203 of the Delaware Code Not Applicable

            The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby, and such approval is sufficient to render inapplicable to the this Agreement, the Merger and the transactions contemplated by this Agreement the provisions of Section 203 of the Delaware Code. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the transactions contemplated by this Agreement.

            SECTION 4.22 Business Activity Restriction

            There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which the Company or any of its Subsidiaries is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement under which the Company or any of its Subsidiaries is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

            SECTION 4.23 Customers and Suppliers

            Except as set forth in Section 4.23 of the Company Disclosure Schedule, no customer which individually accounted for more than 3% of the Company's gross revenues during the 12-month period preceding the date hereof nor customers which in the aggregate accounted for more than 15% during such period of such revenues has or have canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate or decrease its or their relationship with the Company, or has or have decreased materially its or their relationship with the Company or its or their usage of the services or products of the Company, as the case may be.

            SECTION 4.24 Employee Matters

            Each of the Company and its Subsidiaries is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Each of the Company and its Subsidiaries has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Company or any of its Subsidiaries under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does the Company know of any activities or proceedings of any labor union to organize any Company employees. To the knowledge of the Company, no employees of the Company or any of its Subsidiaries are in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others. No employees of the Company or any of its Subsidiaries have given notice to the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries otherwise have knowledge, that any such employee intends to terminate his or her employment with the Company or any of its Subsidiaries.

            SECTION 4.25 Compliance with Regulation D; Stockholders

            The Company is aware that the Parent Common Stock to be issued pursuant to the Merger will constitute "restricted securities" within the meaning of the Securities Act. Neither the Company nor, to the knowledge of the Company, any Stockholder has been presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general advertising or solicitation in connection and concurrently with the Merger. No more than 35 stockholders of the Company shall not be "Accredited Investors" as defined in Rule 501 of the rules and regulations promulgated under the Securities Act.

            SECTION 4.26 Representations Complete

            None of the representations or warranties made by the Company herein or in any Company Disclosure Schedule hereto, or certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Each of Parent and Merger Sub hereby represents and warrants to the Company, subject to the exceptions specifically disclosed in writing in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article V, that:

            SECTION 5.01 Organization and Qualification; Subsidiaries

            Each of Parent and Merger Sub has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

            SECTION 5.02 Capitalization

            (a) The authorized capital stock of Parent consists of 60,000,000 shares of Parent Common Stock, of which 34,386,620 shares were issued and outstanding as of April 30, 2000 and 5,000,000 shares of preferred stock, $.01 par value per share, of which none were issued and outstanding as of April 30, 2000. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid and nonassessable and not subject to preemptive rights. The authorized capital stock of Merger Sub consists of 100 shares of common stock, $.01 par value per share, all of which were issued and outstanding as of the date hereof.

            (b) All of the shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or similar contractual rights granted by Parent and free of all Liens other than Liens that may result from acts of the Company's stockholders.

            SECTION 5.03 Authority Relative to this Agreement

            Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Escrow Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and thereby, and the execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the Escrow Agreement or to consummate such transactions (other than the filing of the Certificate of Merger as required by the Delaware Code). This Agreement has been, and the Escrow Agreement will be, duly executed and delivered by Parent. This Agreement constitutes, and the Escrow Agreement, when executed and delivered as contemplated by this Agreement, will constitute, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

            SECTION 5.04 No Conflict; Required Filings and Consents

            (a) The execution and delivery of this Agreement by Parent and Merger Sub and the execution and delivery of the Escrow Agreement by Parent do not, and the performance by Parent and Merger Sub of their respective obligations hereunder and/or thereunder, as the case may be, and the consummation of the Merger will not, (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Parent, (ii) conflict with or violate any Law applicable to Parent or by which any property or asset of Parent is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Parent pursuant to any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

            (b) Assuming the accuracy of the representations and warranties of the Company set forth in Article IV, except for the filing of the Certificate of Merger and any applicable federal or state securities filings (including, without limitation, the filing with the SEC of the Form S-3 Registration Statement and the Form S-8 Registration Statement (as defined in Section 7.05), and such filings as may be required under the HSR Act), and except for such conflicts, violations, breaches or defaults which would not have a Parent Material Adverse Effect, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the execution and delivery of the Escrow Agreement by Parent will not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity.

            SECTION 5.05 SEC Filings; Financial Statements.

            (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it with the SEC and the Nasdaq National Market since December 31, 1998 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Effective Time, the "Parent Reports"). Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the Nasdaq National Market, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the Nasdaq National Market, any stock exchange or any other comparable Governmental Entity.

            (b) Except as is provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports complied as to form in all material respects with applicable accounting requirements, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Subsidiaries of Parent as at the respective dates thereof and the consolidated results of operations and cash flows of Parent and the consolidated Subsidiaries of Parent for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

            SECTION 5.06 Absence of Certain Changes or Events

            Except as disclosed in the Parent Reports filed prior to the date of this Agreement, since March 31, 2000, there has not been (a) any condition, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or which would reasonably be expected to prevent, hinder or materially delay the ability of Parent or Merger Sub to consummate the Merger, (b) any material change by Parent in its accounting methods, principles or practices, or (c) any event pursuant to which Parent has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement, in each case, outside of the ordinary course of business which, individually or in the aggregate, would be reasonably expected to have a Parent Material Adverse Effect.

            SECTION 5.07 Brokers

            No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

            SECTION 5.08 Form S-3 Eligibility; Rule 144 Compliance

            Parent is eligible to use Form S-3 for registration under the Securities Act, and shall use its reasonable best efforts to remain so eligible until the Availability Termination Date. Parent shall, when reasonably requested by any Stockholder, furnish a certificate to such requesting Stockholder stating that Parent is in compliance with the reporting requirements of Rule 144(c)(1).

            SECTION 5.09 Representations Complete

            None of the representations or warranties made by Parent herein or in any certificate furnished by Parent pursuant to this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE VI

                                    COVENANTS

            SECTION 6.01 Conduct of Business by the Company Pending the Closing

            The Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (x) the business of the Company and its Subsidiaries shall be conducted only and the Company shall not take any action except in the ordinary course of business consistent with past practice and (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and its Subsidiaries and to preserve the current relationships of the Company and its Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which the Company and its Subsidiaries has significant business relations in order to preserve substantially intact their business organization. By way of amplification and not limitation, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, agree to do or allow, cause or permit any of its Subsidiaries to do, agree to do or allow, cause or permit any of the following without the prior written consent of Parent:

            (a) amend or otherwise change the Certificate of Incorporation or Bylaws of the Company or the equivalent organizational documents of any of its Subsidiaries;

            (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of the Company or any of its Subsidiaries of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any of its Subsidiaries or (ii) any property or assets of the Company or any of its Subsidiaries except sales of inventory in the ordinary course of business consistent with past practice;

            (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of the Company or any of its Subsidiaries;
(iii) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract or License Agreement; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2000 and disclosed in writing to Parent and that are not, in the aggregate, in excess of $25,000; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

            (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

            (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (f) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or any securities or propose to do any of the foregoing;

            (g) except for (i) acceleration of vesting of stock options and restricted stock awards as a result of the Merger, as provided in the Plan or the resolutions of the Board of Directors of the Company prior to the date hereof, and (ii) the payments provided for pursuant to Section 7.10 hereof, increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any options to, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of the Company that would be triggered by the Merger with, any director, officer, consultant or other employee of the Company or any of its Subsidiaries who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company or any of its Subsidiaries, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between the Company or any of its Subsidiaries and any of their respective directors, officers, consultants or employees;

            (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than
(i) the payment, discharge or satisfaction of such claims, liabilities or obligations in the ordinary course of business and consistent with past practice and (ii) the payment, discharge or satisfaction of liabilities reflected or reserved against on the balance sheet of the Company dated as of May 31, 2000 previously presented to Parent and only to the extent so reflected or reserved;

            (i) make any change with respect to the Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by GAAP;

            (j) make any material Tax election or settle or compromise any material Tax liability;

            (k) permit any insurance policy naming it as a beneficiary or a loss payee to be canceled or terminated, except in the ordinary and usual course of business;

            (l) maintain the books and records of the Company or any of its Subsidiaries in a manner not consistent with past business practices;

            (m) take any action which would materially adversely affect the goodwill of its suppliers, customers and others with whom it has business relations;

            (n) subject to clause (h) above, fail to pay and perform all of its debts, obligations and liabilities as and when due and all leases, agreements, contracts and other commitments to which it is a party in accordance with the terms and provisions thereof;

            (o) fail to comply in all material respects with all Laws that may be applicable to its business except such failures that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; or

            (p) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

            SECTION 6.02 Notices of Certain Events

            Each of Parent and the Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent or the Company, or that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract; and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, or to delay or impede the ability of either Parent or the Company to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

            SECTION 6.03 Access to Information; Confidentiality

            (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of their respective Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and the Company shall (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

            (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.03 or pursuant to the Confidentiality Agreement.

            SECTION 6.04 No Solicitation of Transactions

            The Company and its Subsidiaries shall not, directly or indirectly, and shall cause the Company's Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the Stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the Company's Representatives to take any such action. Any violation of the restrictions set forth in this Section 6.04 by any Representative of the Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this
Section 6.04 by the Company. The Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep Parent apprised, on a current basis, of the status of such Competing Transaction. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

            SECTION 6.05 Tax-Free Transaction

            From and after the date of this Agreement, each party hereto shall use reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a "reorganization" under
Section 368(a) of the Code.

            Without limiting the generality of the foregoing:

            (a) Parent has the present intention to continue at least one significant historic business line of the Company, or use as least a significant portion of Company's historic business assets in a business, in each case within the meaning of Treas. Reg.ss. 1.368-1(d); and

            (b) Neither Parent nor any corporation that is a "related person" to Parent within the meaning of Treas. Reg. 1.368-1(e) has any present plan, intention or arrangement to redeem or acquire, respectively, an amount of Parent stock exchanged for Company stock pursuant to the Merger that would cause the Merger to violate the continuity of shareholder interest requirement set forth in Treas. Reg. 1.368-1.

            SECTION 6.06 Further Action; Consents; Filings

            (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger, including those required under the HSR Act and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under any applicable Laws. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings and with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law.

            (b) Each of the Company and Parent will give any notices to third persons, and use reasonable efforts to obtain any consents from third persons necessary, proper or advisable (as determined in good faith by Parent with respect to such notices or consents to be delivered or obtained by the Company) to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

            SECTION 7.01 Public Announcements

            Until the earlier of termination of this Agreement or the Effective Time, Parent and Merger Sub, on the one hand, and the Company and its Subsidiaries, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement or the Merger and shall not issue any such press release or make any such public statement that is not approved by the other party, except as may be required by Law or the rules of the Nasdaq National Market, in which case the parties will make reasonable efforts to consult with each other prior to the making of such public statement.

            SECTION 7.02 Employee Benefit Matters

            Unless Parent requests otherwise in writing, the Company shall take all action necessary to terminate, or cause to terminate, immediately before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan (the "Company 401(k) Plan"). At the Closing, the Company shall provide Parent (a) executed resolutions of the Board of Directors of the Company authorizing such termination and (b) an executed amendment to the Company 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the Company 401(k) Plan will be maintained at the time of termination.

            SECTION 7.03 Stock Options

            (a) The Company shall take all reasonable actions necessary so that, immediately prior to the Effective Time, (i) the options granted by the Company to purchase Company Common Stock ("Company Stock Options"), which are outstanding and unexercised immediately prior to the Effective Time and held by a holder that has executed a notice, in form and substance satisfactory to Parent, consenting to the cancellation of the Company Stock Options held by such holder, shall be canceled, provided, that the Company and Parent will each use commercially reasonable efforts to obtain any necessary consents of holders of Company Stock Options and (ii) the outstanding Company Stock Options under the Company Stock Plan, whether vested or unvested, held by holders not employed by the Company immediately prior to the Effective Time or by holders who, at the Effective Time, have not executed the consent described in (i) above shall be assumed by Parent and shall constitute an option to acquire, on the same terms and subject to the same conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option (including any unvested portion thereof) in full (disregarding any limitation on exercisability thereof) immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option in accordance with the foregoing. All outstanding rights that the Company may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock issued or issuable under the Company Stock Plan (the "Repurchase Options") shall be assigned to Parent and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Exchange Ratio.

            (b) Except as set forth in Section 4.03 or Section 4.09(f)(ii) of the Company Disclosure Schedule, the Merger shall not result in the termination or acceleration of any outstanding Company Stock Options under the Company Stock Plan that are so assumed by Parent. As promptly as reasonably practicable and in any event within twenty (20) days after the receipt of all option documentation it requires relating to the outstanding Company Stock Options, Parent will issue to each person who, immediately prior to the Effective Time, is a holder of an outstanding Company Stock Option under the Company Stock Plan that is to be assumed by Parent hereunder, a document evidencing the foregoing assumption of such Company Stock Option by Parent.

            (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under Company Stock Options assumed in accordance with this Section 7.03.

            (d) The Board of Directors of the Company shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Company Stock Plan and the instruments evidencing the Company Stock Options to be assumed by Parent pursuant to Section 7.03(a), to provide for the conversion of such Company Stock Options into options to acquire Parent Common Stock in accordance with this Section 7.03, and to provide that no consent of the holders of such Company Stock Options is required in connection with such conversion.

            (e) Within five (5) Business Days following the date of this Agreement, the Company shall make available to Parent a list of all persons who the Company reasonably believes (i) are, with respect to the Company and as of the date of this Agreement, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), and (ii) will be receiving payments or benefits (including acceleration of options) in connection with the Merger including any payments or benefits as a result of termination of service following the Merger. Within five (5) Business Days prior to Closing, the Company shall revise such list to reflect any additional information that the Company reasonably believes would impact the determination of persons who (A) are, with respect to the Company, such "disqualified individuals," and (B) will be receiving payments or benefits (including acceleration of options) in connection with the Merger, including any payments or benefits as a result of termination of service following the Merger.

            SECTION 7.04 Legend

            Each Parent Certificate shall bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF
(i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR
(ii) AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT
REQUIRED."

            SECTION 7.05 Information Statement

            As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare an information statement to be mailed to stockholders of the Company in connection with the transactions contemplated hereby (the "Information Statement"). Parent will cooperate with the Company in the preparation of such Information Statement, including, without limitation, providing to the Company all information regarding Parent and its affiliates (including pro forma financial information regarding Parent and the Company, if necessary, and information required under Rule 506 of Regulation D under the Securities Act) necessary for inclusion or incorporation by reference therein. The Company shall mail the Information Statement to all stockholders of the Company entitled to receive such notice under the Delaware Code. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the Stockholders in the Merger and a proxy statement for solicitation of stockholder approval of the Merger. The Information Statement shall not, at the time it is mailed to stockholders of the Company and at all times subsequent thereto (through and including the Effective
Time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or information should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Information Statement, the Company or Parent, as applicable, shall promptly inform the Company or Parent, as applicable, of such occurrence and the parties shall cooperate in mailing to the Stockholders such amendment or supplement. The Information Statement shall include the recommendation of the Board of Directors of the Company in favor of this Agreement and the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Stockholders. Anything to the contrary contained herein notwithstanding, the Information Statement shall not include any information, the form and content of which information shall not have been approved by the Parent and the Company prior to such inclusion. Parent agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Information Statement or any amendment or supplement to the foregoing will, at the time the Information Statement is first mailed to the stockholders of the Company and at all times subsequent thereto (through and including the Effective
Time), contain any statement which, at such time and in such light of the circumstances under which it was made, is false and misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements made in the Information Statement not false or misleading or omits to state any material fact necessary to correct any statement made by Parent in such information supplied which has become false or misleading.

            SECTION 7.06 Meeting of Stockholders

            If necessary to consummate the Merger, the Company shall promptly after the date hereof take all action necessary in accordance with the Delaware Code and its Certificate of Incorporation and Bylaws to convene a stockholders meeting (the "Stockholders Meeting") or to secure the written consent of its stockholders within thirty (30) days of the date of this Agreement. The Company shall consult with Parent regarding the date of the Stockholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Stockholders Meeting without the consent of Parent. The Company shall use its best efforts to solicit from the Stockholders proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of the Stockholders required to effect the Merger.

            SECTION 7.07 Other Employment Agreements

            The Company will use reasonable efforts to assist Parent in causing Evan Wetstone, Arkaidiy Belousov, David Fiore, Fuat Baran, Cathy Paraggio and Eric Mermelstein to enter into employment agreements.

            SECTION 7.08 Tax Returns

            The Parent shall cause to be properly prepared and executed, and the Parent shall timely file all necessary Tax Returns for the Company as follows:

            (i) For all periods ending on or before the Effective Time if the due date of such Tax Return is after the Effective Time, the returns as so prepared shall be subject to the review of the Stockholders. Parent shall provide a copy of any such Tax Return to the Stockholders at least thirty days prior to filing thereof for review. The returns prepared by Parent will be filed on a basis consistent with prior periods, subject to applicable law.

            (ii) For all periods beginning before the Effective Time and ending after the Effective Time, such Tax Return shall be subject to the review of the Stockholders. Parent shall provide a copy of any such Tax Return to the Stockholders at least thirty days prior to filing thereof for review. The returns prepared by Parent will be filed on a basis consistent with prior periods, subject to applicable law.

            SECTION 7.09 Option Grants

            As soon as reasonably practicable following the date of this Agreement and at or prior to the Effective Time, the Board of Directors of Parent (or, if appropriate, any committee administering Parent's stock option plan), shall adopt such resolutions or take such other actions as may be required to effect the following as of the Effective Time: as to those employees set forth on Section 7.09 of the Parent Disclosure Schedule, grant to such persons options to purchase the respective number of shares of Parent Common Stock ("Parent Stock Options") set forth opposite their names on such Schedule, with an exercise price per share equal to the closing selling price of Parent Common Stock at the Effective Time.

            SECTION 7.10 Retention Bonuses

            Parent shall pay an aggregate of up to $750,000 in bonuses (subject to applicable withholding taxes) ("Additional Retention Bonuses") to the employees listed in Section 8.03(l) of the Parent Disclosure Schedules (in the amounts and on such dates as set forth in such Section) that have not terminated their employment with the Company or Parent, as applicable, or given notice to the Company or Parent, as applicable, of such termination as of the six month anniversary of the Effective Time in consideration of continued employment with Parent or the

Company, as applicable; provided that as soon as reasonably practicable after the last day upon which Retention Bonuses (as defined below) may be earned, Parent shall calculate the amount of Retention Bonuses not paid or payable to such employees (the "Unpaid Bonuses"), and shall pay the aggregate amount of Unpaid Bonuses to the Stockholders, ratably in proportion to the number of Merger Shares received by each Stockholder pursuant to Section 3.01; provided however that if the Unpaid Bonuses shall in the aggregate be less than $25,000, then Parent shall contribute the amount thereof to a charity of its choice.

            SECTION 7.11 Form S-8 Registration Statement

            Parent agrees to file with the SEC a registration statement on Form S-8 (or any successor form) the "Form S-8 Registration Statement") covering the shares of Parent Common Stock issuable pursuant to outstanding options under the Company Stock Plan assumed by Parent as soon as reasonably practicable after the Effective Time, provided that such Company Stock Options qualify for registration on such Form S-8 Registration Statement (or any successor form). Parent shall maintain the effectiveness of such Form S-8 Registration Statement so as to permit the public resale of the securities covered thereby. The Company shall cooperate with and assist Parent in the preparation of such Form S-8 Registration Statement.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

            SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger

            The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

            (a) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

            (b) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect; and

            (c) Parent, the Company, Merger Sub, the Stockholders' Agent and the Escrow Agent (as defined in Section 10.01) shall have executed and delivered an escrow agreement substantially in the form attached hereto as Annex C (the "Escrow Agreement").

            SECTION 8.02 Conditions to the Obligations of the Company

            The obligations of the Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

            (a) Each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true, complete and correct in all respects as so qualified) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date, which shall be so true, complete and correct as of such certain date), and, if the Effective Time shall occur on a date other than the date hereof, the Company shall have received a certificate of an officer of Parent to such effect;

            (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and, if the Effective Time shall occur on a date other than the date hereof, the Company shall have received a certificate of an officer of Parent to such effect;

            (c) As of the Effective Time, the Company shall have received from Parent and Merger Sub the following documents:

            (i) A certificate of existence and good standing from the state of incorporation as to the corporate status of each of Parent and Merger Sub;

            (ii) A true and complete copy of the resolutions, certified by the Secretary of Parent and Merger Sub, adopted on behalf of each of Parent and Merger Sub authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby; and

            (iii) A certificate from each of Parent and Merger Sub's Secretary as to the incumbency and signatures of their respective officers who will execute documents at the Closing or who have executed this Agreement; and

            (d) Company shall have received a legal opinion from Brobeck, Phleger & Harrison LLP, counsel to Parent, substantially in the form of Annex D-1 hereto.

            SECTION 8.03 Conditions to the Obligations of Parent and Merger Sub

            The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

            (a) Each of the representations and warranties of the Company contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true, complete and correct in all respects as so qualified) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date, which shall be so true, complete and correct as of such certain date), and, if the Effective Time shall occur on a date other than the date hereof, Parent shall have received a certificate of an officer of the Company to such effect;

            (b) The Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it, on or prior to the Effective Time and, if the Effective Time shall occur on a date other than the date hereof, Parent shall have received a certificate of an officer of the Company to such effect;

            (c) Parent shall have received a legal opinion from Meltzer, Lippe, Goldstein & Schlissel, counsel to the Company, substantially in the form of Annex D-2 hereto;

            (d) There shall have been no Company Material Adverse Effect, and no event shall have occurred which could reasonably be expected to result in a Company Material Adverse Effect, since the date of this Agreement;

            (e) All consents of third parties required pursuant to the terms of any Material Contract (other than the contracts listed on Section 4.05(c) as consents that will not be sought or obtained prior to the Closing) as a result of the Merger shall have been obtained, including, without limitation, the consents required pursuant to the terms of the Material Contracts listed on
Schedule V;

            (f) The agreements listed on Schedule VI shall have been terminated by each party thereto;

            (g) The aggregate number of shares of Company Common Stock and Company Preferred Stock held by Stockholders who have perfected dissenting rights in accordance with the Delaware Code shall be less than five percent (5%) of the outstanding shares of Company Common Stock immediately prior to the Effective Time;

            (h) Holders of the requisite number of shares of (i) Company Common Stock and (ii) Company Preferred Stock shall have approved this Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock to holders of Company Preferred Stock;

            (i) Each of the employees of the Company listed on Schedule III hereto shall remain employees of the Company as of the Effective Time and have executed and delivered an employment agreement substantially in the forms attached as Section 8.03(i) of the Parent Disclosure Schedule and a proprietary information agreement substantially in the form attached hereto as Annex E;

            (j) No more than four (4) employees listed on Schedule IV hereto shall have terminated their employment with the Company or given notice to the Company of such termination as of the Effective Time;

            (k) Each of the Stockholder Party Agreements shall have been terminated by the parties thereto;

            (l) Prior to the Effective Time, the Company shall have incurred the liability for payment of an aggregate amount of up to $1,250,000 (subject to applicable withholding taxes) for bonuses ("Initial Retention Bonuses" and, with Additional Retention Bonuses, "Retention Bonuses") which shall be paid to employees of the Company in consideration of services previously rendered to the Company in the amounts and on the dates set forth in Section 8.03(l) of the Parent Disclosure Schedules;

            (m) As of the Effective Time, Parent shall have received from the Company the following documents:

            (i) A certificate of existence and good standing from the state of incorporation as to the corporate status of the Company and each of its Subsidiaries;

            (ii) A true and complete copy of the Certificate of Incorporation of the Company and all amendments thereto certified by the state of incorporation of the Company;

            (iii) A true and complete copy of the Bylaws of the Company certified by the Secretary of the Company;

            (iv) A true and complete copy of the equivalent organizational documents of each of the Subsidiaries of the Company;

            (v) A true and complete copy of the resolutions, certified by the Secretary of the Company, adopted on behalf of the Company authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby;

            (vi) A certificate from the Secretary of the Company that its Certificate of Incorporation has not been amended since the date of the certificate described in subsection (ii) above and that nothing has occurred since the date of issuance of the good standing certificate specified in subsection (i) above that would adversely affect its corporate good standing;

            (vii) A certificate from the Company's Secretary as to the incumbency and signatures of the Company's officers who will execute documents at the Closing or who have executed this Agreement; and

            (viii) Any other documents and instruments as Parent may reasonably require or desire in order to effectuate the transactions contemplated by this Agreement.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 9.01 Termination

            This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

            (a) by mutual written consent duly authorized by the boards of directors of each of Parent and the Company;

            (b) by either Parent or the Company, if the Closing shall not have occurred on or before August 15, 2000; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

            (c) by either Parent or the Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

            (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in
Section 8.03 would not be satisfied (a "Terminating Company Breach"); provided, however, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts within ten (10) days and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(d); or

            (e) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "Terminating Parent Breach"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within ten (10) days and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(e).

            The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

            SECTION 9.02 Effect of Termination

            Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the breach of any provisions of this Agreement prior to its termination; and provided, further, that the provisions of Section 6.03 (Confidentiality), this
Section 9.02, Section 9.05 (Expenses) and Article XI shall remain in full force and effect and survive any termination of this Agreement.

            SECTION 9.03 Amendment

            This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto; provided that no such amendment that is detrimental to the rights or obligations of any Stockholder shall be deemed effective until agreed to in writing by the Stockholders so affected.

            SECTION 9.04 Waiver

            At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby; provided that no such waiver or extension that is detrimental to the rights or obligations of any Stockholder shall be deemed effective until agreed to in writing by the Stockholders so affected.

            SECTION 9.05 Expenses

            All Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, provided, however, that if the Merger is consummated, all Expenses incurred on behalf of the Company and the Stockholders in connection with this Agreement and the Merger shall be paid by the Parent (subject to the following sentence). Any Expenses incurred by the Company on behalf of itself and/or the Stockholders in excess of $1,030,000 (including any fees and expenses of legal counsel, financial advisors and accountants) shall be paid at Closing and shall reduce the Purchase Price on a dollar for dollar basis; provided that to the extent such Expenses are not submitted to Parent for payment at least two Business Days prior to the Closing, such Expenses shall be paid after the Closing out of the Escrow Fund.

                                   ARTICLE X

                           INDEMNIFICATION AND ESCROW

            SECTION 10.01 Escrow Fund

            As soon as reasonably practicable after the Effective Time, the Escrow Shares shall be registered in the name of, and deposited with First Union National Bank (or its successor in interest or other institution selected by Parent with the reasonable consent of the Company), as escrow agent (the "Escrow Agent"), such deposit (together with interest and other income thereon) to constitute the "Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate Parent pursuant to the indemnification obligations of the Stockholders.

            SECTION 10.02 Indemnification

            (a) Subject to the limitations set forth in this Article X, the Stockholders will, severally but not jointly in proportion to the number of Merger Shares received by them in the Merger, indemnify and hold harmless Parent, Merger Sub and the Surviving Corporation and each of their respective officers, directors, advisors, Affiliates, agents, employees, and each person, if any, who controls or may control Parent within the meaning of the Securities Act (hereinafter referred to individually as a "Parent Indemnified Person" and collectively as "Parent Indemnified Persons") from and against any and all losses, damages, judgments, settlements, claims, liabilities, costs and expenses, including, without limitation, Legal Expenses (as defined below), net of insurance proceeds actually received as of the date of the settlement of the applicable indemnification claim in respect of such losses, damages, judgments, settlements, claims, liabilities and expenses (collectively, "Parent Damages") arising out of, based upon or resulting from any misrepresentation or breach of or default in connection with any representations, warranties, covenants and agreements given by or made by any of the Stockholders or the Company in this Agreement, the Company Disclosure Schedule or any Annex to this Agreement or certificate delivered pursuant to this Agreement. The Escrow Fund shall be security for this indemnity obligation, subject to the limitations in this Agreement. If the Merger is consummated, recovery from the Escrow Fund shall be the exclusive remedy under this Agreement for any breach or default in connection with any of the representations, warranties, covenants or agreements set forth in this Agreement, the Company Disclosure Schedule or any Annex to this Agreement or certificate delivered pursuant to this Agreement, except in the event of any fraud or intentional misrepresentation, for which there shall be no limit.

            (b) Subject to the limitations set forth in this Article X, Parent will indemnify and hold harmless the Stockholders, and each of their respective officers, directors, advisors, Affiliates, agents, employees, and each person, if any, who controls or may control a Stockholder within the meaning of the Securities Act (hereinafter referred to individually as a "Company

Indemnified Person" and collectively as "Company Indemnified Persons" and, together with Parent Indemnified Persons, "Indemnified Persons") from and against any and all losses, damages, judgments, settlements, claims, liabilities, costs and expenses, including, without limitation, Legal Expenses (as defined below), net of insurance proceeds actually received as of the date of the settlement of the applicable indemnification claim in respect of such losses, damages, judgments, settlements, claims, liabilities and expenses (collectively, "Company Damages"), arising out of, based upon or resulting from any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given by or made by Parent in this Agreement, the Parent Disclosure Schedules or any Annex to this Agreement or certificate delivered pursuant to this Agreement. If the Merger is consummated, the Company Damages shall not exceed $3,940,000.

            (c) Parent and the Company each acknowledges that (i) such Parent Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of shares Parent would have agreed to issue in connection with the Merger and (ii) the Company Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to an increase in the total number of shares Parent would have agreed to issue in connection with the Merger. Nothing in this Agreement shall limit the liability (i) of the Company or the Parent for any breach of any representation, warranty or covenant if the Merger does not close, or (ii) of any Stockholder in connection with any breach by such Stockholder of the Voting Agreement.

            (d) "Legal Expenses" of a Parent Indemnified Person or a Company Indemnified Person shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such Parent Indemnified Person or Company Indemnified Person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim of a third party or Governmental Entity.

            SECTION 10.03 Procedures

            (a) All claims for indemnification by any Indemnified Person pursuant to this Article X shall be made in accordance with the provisions of this Article X and, to the extent applicable, the Escrow Agreement. Promptly after receipt by any Indemnified Person of notice of the commencement of any action in respect of which the Indemnified Person will seek indemnification hereunder, the Indemnified Person shall notify the Stockholders' Agent (as defined below) or Parent, as applicable (the "Indemnifying Party") thereof in writing, but any failure to so notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Person except to the extent the Indemnifying Party shall be materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in the defense of such action and to assume control of such defense with counsel reasonably acceptable to the Parent Indemnified Person; provided, however, that:

            (i) the Indemnified Person shall be entitled to participate in the defense of such claim and to employ counsel to assist in the handling of such claim;

            (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Person before entering into any settlement of such claim or ceasing to defend against such claim, and the Indemnified Party shall obtain the prior written approval of the Indemnifying Party before entering into any settlement of such claim provided that each such approval shall not be unreasonably withheld; and

            (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Person of a release from all liability in respect of such claim.

            (b) After written notice by the Indemnifying Party to the Indemnified Person of its election to assume control of the defense of any such action, the Indemnifying Party shall not, except as otherwise provided, be liable to such Indemnified Person hereunder for any Legal Expenses subsequently incurred by such Indemnified Person in connection with the defense thereof. If the Indemnifying Party does not assume control of the defense of such claims by promptly notifying the Indemnified Person of such assumption, the Indemnified Person shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Person therefor in accordance with the terms hereof. The reimbursement of fees, costs and expenses required by this Section 10.03 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

            (c) Following the Closing, the Indemnifying Party shall control the defense of any action relating to any federal, state or local tax audit, controversy or contest based upon, arising out of or resulting from any and all Taxes for which such party would be required to make an indemnification payment hereunder provided such Tax relates to any tax period or portion thereof ending on or before the Effective Date, provided, further, that if the outcome of the Tax audit, controversy or contest could, in the written opinion of tax counsel, have a Parent Material Adverse Effect or a Company Material Adverse Effect in respect of one or more Tax periods subsequent to the Effective Time, the consent of the Parent shall be required for the Indemnifying Party to take control of the defense of the audit, controversy or contest. In the event the consent of the Parent is required, such consent shall not be unreasonably withheld. In the event the Parent shall not grant such consent, the Parent shall consult with the Indemnifying Party during the contest and shall not settle the contest without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

            (d) For purposes of Sections 7.08(i), 708(ii), if applicable, and 10.03(c), Parent shall, upon reasonable notice, at any reasonable time and from time to time after the Effective Time (i) provide the Indemnifying Party, or as applicable, the Stockholders, reasonable access, during normal business hours, to requested historic books and records and historic tax data of the Company relating to the periods described in Sections 7.08 and 10.03, that are reasonably required in connection with Sections 7.08 or 10.03(c); and (ii) furnish, and request the Company's independent tax accountants and legal counsel to furnish, to the Indemnifying Party, or as applicable, the Stockholders, such additional tax and other information and documents in possession of such persons relating to the periods described in Sections 7.08 and 10.03 to the extent necessary to meet the Company's, the Stockholders' and/or the Indemnifying Party's obligations under such sections.

            SECTION 10.04 Limitations

            (a) Notwithstanding the foregoing, neither a Parent Indemnified Person or a Company Indemnified Person may make a claim for Parent Damages or Company Damages, as applicable, until the aggregate amount of claims by such Parent Indemnified Person or Company Indemnified Person, as applicable, exceeds $197,000; provided, however, that once the aggregate amount of Parent Damages or Company Damages, as applicable, of such Parent Indemnified Person or Company Indemnified Person, as applicable, exceeds $197,000, then such Parent Indemnified Person or a Company Indemnified Person, as applicable, shall have the right to recover the full amounts due without regard to the threshold.

            (b) In no event will the Stockholders or Parent be liable for any claims alleging consequential damages incurred or suffered by a Parent Indemnified Person or a Company Indemnified Person, as applicable, with respect to this Agreement or the transactions contemplated hereby.

            SECTION 10.05 Escrow Period

            The escrow period shall terminate on the one year anniversary of the Effective Time (the "Escrow Period"); provided, however, in accordance with the terms of the Escrow Agreement, a portion of the Escrow Fund that is necessary to satisfy any claims asserted but unsatisfied prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

            SECTION 10.06 Stockholders' Agent

            (a) Baker Communications Fund, L.P. shall be constituted and appointed as agent ("Stockholders' Agent") for and on behalf of the Stockholders to give and receive notices and communications, to authorize delivery to Parent of the Parent Common Stock or other property from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to Parent. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for his services from the Escrow Fund or Parent. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Stockholders. It is understood that the Stockholders' Agent shall not have any voting rights with respect to the Company Common Stock or Company Preferred Stock, other than with respect to such shares owned by it.

            (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders shall severally indemnify the Stockholders' Agent and hold it harmless against any loss, liability or expense, including legal fees and expenses, incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of its duties hereunder.

            (c) The Stockholders' Agent shall have reasonable access to information about the Company and Parent and the reasonable assistance of the Company's and Parent's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about the Company or Parent to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

            (d) A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all Stockholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Stockholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

                                   ARTICLE XI

                               GENERAL PROVISIONS

            SECTION 11.01 Duration of Survival of Representations and Warranties

            The representations and warranties set forth in Article IV (as modified by the Company Disclosure Schedule) and Article V (as modified by the Parent Disclosure Schedule) shall survive until the first anniversary of the Effective Time. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Articles II and III,
Section 6.03 (Confidentiality), Section 6.05 (Tax-Free Transaction), Section
6.06 (Further Action), Section 7.03 (Stock Options), Section 9.03 (Amendment),
Section 9.05 (Expenses), Article X and this Article XI, and the applicable definitions in Article I, shall survive the Effective Time and the Closing.

            SECTION 11.02 Notices

            All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

            (a) if to the Company or the Stockholders:

                           Net Ops Corporation
                           501 Washington Avenue
                           Pleasantville, NY 10570
                           Attention: Louis A. Steinberg
                           Telecopier: (914) 747-7627

                           with a copy to:

                           Meltzer, Lippe, Goldstein & Schlissel, P.C.
                           190 Willis Avenue
                           Mineola, NY 11501
                           Attention: David I. Schaffer, Esq.
                           Telecopier: (516) 747-0653

            (b) if to Parent or Merger Sub:

                           Micromuse Inc.
                           139 Townsend Street
                           San Francisco, California 94107
                           Attention: James De Golia, Esq.
                                      General Counsel
                           Telecopier: (415) 538-9091

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway, 47th Floor
                           New York, New York 10019
                           Attention: Eric Simonson, Esq.
                           Telecopier: (212) 586-7878

            (c) if to the Stockholders Agent:

                           Baker Communications Fund, L.P.
                           540 Madison Avenue
                           New York, NY 10022
                           Attention: Lawrence Bettino
                           Telecopier: (212) 486-0410

                           with a copy to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           590 Madison Avenue
                           New York, New York  10022
                           Attention: Stephen Kuhn
                           Telecopier: (212) 872-1002

            SECTION 11.03 Severability

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

            SECTION 11.04 Assignment; Binding Effect; Benefit

            Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Article X, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

            SECTION 11.05 Incorporation of Exhibits

            The Company Disclosure Schedule, the Parent Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

            SECTION 11.06 Governing Law

            This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York other than conflict of laws principles thereof directing the application of any law other than that of New York. Courts within New York, Queens, Bronx, Kings, Richmond, Westchester and Nassau Counties of the State of New York will have exclusive jurisdiction over all disputes between the parties hereto arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

            SECTION 11.07 Waiver of Jury Trial

            Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

            SECTION 11.08 Headings; Interpretation

            The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            SECTION 11.09 Counterparts

            This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 11.10 Entire Agreement

            This Agreement (including the Annexes, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        MICROMUSE INC.

                                        By: /s/ Gregory Q. Brown
                                           -------------------------------------
                                           Name:  Gregory Q. Brown
                                           Title: Chairman of the Board and CEO


                                        SALAMANDER ACQUISITION CORP.

                                        By: /s/ Stephen Allott
                                           -------------------------------------
                                           Name:  Stephen Allott
                                           Title: President and CFO


                                        NETOPS CORPORATION

                                        By: /s/ Louis A. Steinberg
                                           -------------------------------------
                                           Name:  Louis A. Steinberg
                                           Title: President

                                   Schedule I

Louis A. Steinberg

Newlight Associates, L.P.

Newlight Associates (BVI), L.P.

Baker Communications Fund, L.P.

John R. Deuel

May Steinberg

Walter Steinberg

                                   Schedule II

                                                           Series A         Series B                                           Total
                                           Common         Preferred        Preferred         Merger           Escrow          Merger
Name                                       Stock            Stock            Stock           Shares           Shares          Shares

Louis A. Steinberg                       3,250,000
John R. Deuel                               75,000
Steven A. Fancher                           25,000
Richard Pekmezian                          250,000
May E. Steinberg                            25,000
Water Steinberg                            250,000
Evan Westone                                50,000
Eric Braun                                 100,000
Edward Young                                50,000
Alan Rothschild                              2,000
William Nuti                                25,000
Barrett Peck                                18,750
Dennis Parker                               15,000
Newlight Associates, L.P.                  115,285         560,400            97,916
Newlight Associates (BVI), L.P.            193,294         939,600            62,340
Baker Communications Fund, LP                                              3,205,128
Joseph Riccobono                            10,000
Adediran Osinloye                            5,000
David Fiore                                 12,500
Mark Garver                                160,256
Robert Sadofsky                             10,000

                                  Schedule III

                                    Employees

Louis A. Steinberg
John Deuel
Charles Tannenbaum

                                   Schedule IV

                                Certain Employees

Wetstone
Belousov
Castner
Claprood
Giesen
Jensen
Subramanain
Homberg
Addison
Baran
Carlson
Chaloupka
Dhaliwal
Fiore
James
Novitsky
Osinloye
Patrick
Riccobono
Navratil
Paraggio
Stasko

                                   Schedule V

                          Agreements requiring consent

1. Amended and Restated Registration Rights Agreement, dated December 22, 1998 by and among the Company and the investors listed on Schedule A thereto.

2. Consent of Newlight Associates, L.P., Newlight Associates (BVI), L.P. and Baker Communications Fund, L.P. pursuant to Article IV, Sections 9 and 10 of the Amended and Restated Certificate of Incorporation dated December 21, 1998.

                                   Schedule VI

                           Agreements to be terminated

1. Stock Purchase and Investor Rights Agreement, dated October 20, 1997, by NetOps and the investors listed on the signature pages thereto, as amended by the Amendment No. 1 to Stock Purchase and Investor Rights Agreement and Consent and Waiver, dated December 22, 1998.

2. Series B Preferred Stock Purchase Agreement, dated December 22, 1998 by and among the Company and the investors listed on the signature pages thereto.

3. Amended and Restated Registration Rights Agreement, dated December 22, 1998 by and among the Company and the investors listed on Schedule A thereto.

4. Amended and Restated Stockholders Agreement, dated December 22, 1998, by and among the Company and the parties listed on the signature pages thereto.

5. Note and Warrant Purchase Agreement, dated September 29, 1998, by and among the Company and Newlight Associates, L.P. and Newlight Associates (BVI), L.P.

6. Common Stock Warrant, dated September 29, 1998, between the Company and Newlight Associates, L.P.

7. Agreement between the Company and Bear Stearns & Co. Inc., dated February 10, 2000.

                                                                         Annex A

                                VOTING AGREEMENT

            This VOTING AGREEMENT (this "Agreement") is made and entered into as of June 21, 2000 between Micromuse Inc., a Delaware corporation ("Parent"), and each of the undersigned stockholders (each, a "Stockholder" and collectively, the "Stockholders") of NetOps Corporation, a Delaware corporation (the "Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

            WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of June 21, 2000 by and among Parent, Salamander Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company (such agreement, as it may be amended, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Merger Agreement"), Parent has agreed to acquire the outstanding securities of the Company pursuant to a statutory merger of Merger Sub with and into the Company, in which outstanding shares of capital stock of the Company will be converted into shares of common stock of Parent, all as set forth in the Merger Agreement (the "Transaction");

            WHEREAS, as a condition to Parent entering into the Merger Agreement and consummating the Transaction, Parent has required that certain stockholders of the Company execute and deliver to Parent a voting agreement upon the terms set forth herein; and

            WHEREAS, each of the Stockholders is, or may become, the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of capital stock of Company (the "Shares").

            NOW, THEREFORE, the parties agree as follows:

            1. Agreement to Retain Shares.

            1.1. Transfer and Encumbrance.

            (a) Each Stockholder represents and warrants to Parent that (i) such Stockholder is the beneficial owner of the Shares; (ii) the Shares set forth on the signature page hereto constitute such Stockholder's entire interest in the outstanding capital stock and voting securities of the Company; (iii) the Shares are, and will be at all times up until the Expiration Date, free and clear of any liens, claims, options, charges or other encumbrances; and (iv) such Stockholder's principal residence or place of business is accurately set forth on the signature page hereto. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

            (b) Each Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law, in which case the transferee shall agree to be bound hereby), sell, exchange, pledge or otherwise dispose of or encumber any Shares or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date.

            1.2. New Shares. Each Stockholder agrees that any shares of capital stock or voting securities of the Company that such Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

            2. Agreement to Vote Shares and Take Certain Other Action.

            (a) Prior to the Expiration Date, at every meeting of the stockholders of the Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, each Stockholder shall vote or, using such Stockholder's best efforts, and to the full extent legally permitted, cause the holder of record to vote such Stockholder's Shares and any New Shares (except those Shares or New Shares which are not voting securities):

            i. in favor of the consummation of the Merger and the adoption of the Merger Agreement and any proposal or action which would, or could reasonably be expected to, facilitate the Merger;

            ii. against approval of any proposal made in opposition to or in competition with consummation of the Merger or the adoption of the Merger Agreement;

            iii. against any Competing Transaction with any party other than an affiliate of Parent as contemplated by the Merger Agreement;

            iv. against any liquidation or winding up of the Company; and

            v. against any other proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage the Merger (each of (ii) through (v) collectively, an "Opposing Proposal").

            Prior to the Expiration Date, each Stockholder, as the holder of voting stock of the Company, shall be present, in person or by proxy, or, using such Stockholder's best efforts and to the full extent legally permitted, attempt to cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of the Company at which any matter referred to in this Section 2(a) is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings. The Stockholders agree to receive shares of Parent Common Stock as consideration for the Merger and shall not seek to assert any appraisal rights.

            (b) Between the date of this Agreement and the Expiration Date, no Stockholder will, and will not permit any entity under such Stockholder's control to, (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal, (ii) initiate a stockholders' vote with respect to an Opposing Proposal or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

            (c) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any Stockholder from (i) acting in his capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to each Stockholder solely in his capacity as a stockholder of the Company or (ii) voting in his or her sole discretion on any matter other than those matters referred to in Section 2(a).

            3. Irrevocable Proxy. Each Stockholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the issued and outstanding Shares and all issued and outstanding New Shares in respect of which such Stockholder is the record holder and is entitled to vote at each meeting of the stockholders of the Company (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. In the event that such Stockholder is unable to provide any such Proxy in a timely manner, such Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of such Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy or any other such impediment of such Stockholder. Upon the execution of this Agreement by each Stockholder, such Stockholder hereby revokes any and all prior proxies or powers of attorney given by such Stockholder with respect to voting of the Shares on the matters referred to in Section 2(a) and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in Section 2(a) until after the Expiration Date.

            4. Representations, Warranties and Covenants of Stockholders. Each Stockholder hereby represents, warrants and covenants to Parent as follows:

            (a) Such Stockholder has full power and legal capacity to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Stockholder does not, and the performance of such Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares or New Shares are or will be bound or affected.

            (b) Such Stockholder has read Section 6.04 of the Merger Agreement and understands the Company's restrictions thereunder. Such Stockholder shall not, until the Expiration Date, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the other Stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its Representatives to take any such action. Such Stockholder shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep Parent apprised, on a current basis, of the status of such Competing Transaction.

            (c) Such Stockholder understands and agrees that if such Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of its Shares or any New Shares other than in compliance with this Agreement, the Company shall not, and such Stockholder hereby unconditionally and irrevocably instructs the Company to not, permit any such transfer on its books and records, issue a new certificate representing any such Shares or New Shares or record such vote unless and until such Stockholder shall have complied with the terms of this Agreement.

            5. Additional Documents. Each Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

            6. Consent and Waiver. Each Stockholder hereby (a) consents to be bound by the terms of the Escrow Agreement to be executed as provided in Article X of the Merger Agreement and further consents to the appointment of Baker Communications Fund, L.P. as the agent of Stockholders pursuant to and on the terms to be set forth in the Escrow Agreement, and (b) gives any further consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have; provided, however, that such Stockholder shall not be required by this Section 6 to give any consent or waiver in his capacity as a director or officer of the Company.

            7. Termination. This Agreement and the Proxy delivered in connection herewith and all obligations of the Stockholders hereunder and thereunder shall terminate and shall have no further force or effect as of the Expiration Date.

            8. Miscellaneous.

            8.1. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            8.2. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the others. This Agreement is intended to bind the Stockholders solely as securityholders of the Company only with respect to the specific matters set forth herein.

            8.3. Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

            8.4. Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholders set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and the Stockholders hereby waive any and all defenses which could exist in their favor in connection with such enforcement and waive any requirement for the security or posting of any bond in connection with such enforcement.

            8.5. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

            (a) If to a Stockholder, at the address set forth below such Stockholder's signature at the end hereof.

            (b) if to Parent, to:

                           Micromuse Inc.
                           139 Townsend Street
                           San Francisco, California 94107
                           Attention: General Counsel
                           Facsimile No.: (415) 538-9091
                           Telephone No.: (415) 538-9090
                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway, 47th Floor
                           New York, New York 10019
                           Attention: Eric Simonson, Esq.
                           Facsimile No.: (212) 586-7878
                           Telephone No.: (212) 581-1600

or to such other address as any party hereto may designate for itself by notice given as herein provided.

            8.6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts or choice of law rules of any jurisdiction.

            8.7. Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

            8.8. Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            8.9. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

MICROMUSE INC.                          STOCKHOLDER

By:________________________________     ________________________________________
Name:______________________________     (Signature)
Title:_____________________________
                                        ________________________________________
                                        (Signature of Spouse)

                                        ________________________________________
                                        (Print Name of Stockholder)

                                        ________________________________________
                                        (Print Street Address)

                                        ________________________________________
                                        (Print City, State and Zip)

                                        ________________________________________
                                        (Print Telephone Number)

                                        ________________________________________
                                        (Social Security or Tax I.D. Number)

Total Number of Shares of Company Common Stock owned on the date hereof:

Common Stock: _________________________

State of Residence:____________________

                                                     ANNEX A TO VOTING AGREEMENT

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                               NETOPS CORPORATION

            The undersigned stockholder of NetOps Corporation, a Delaware corporation ("Company"), hereby irrevocably appoints the members of the Board of Directors of Micromuse Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of the Company that now are owned of record by the undersigned (collectively, the "Shares"), in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

            This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Parent, Salamander Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company, which Merger Agreement provides for the merger of Merger Sub with and into the Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of
(i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

            The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting:

            (a) in favor of the consummation of the Merger and the adoption of the Merger Agreement and any proposal or action which would, or could reasonably be expected to, facilitate the Merger;

            (b) against approval of any proposal made in opposition to or in competition with consummation of the Merger or the adoption of the Merger Agreement;

            (c) against any Competing Transaction (as defined in the Merger Agreement) with any party other than an affiliate of Parent as contemplated by the Merger Agreement;

            (d) against any liquidation or winding up of the Company; and

            (e) against any other proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage the Merger.

            The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

            All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                            [Signature Page Follows]

            This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  ________, 2000
                                        ________________________________________
                                        (Signature of Stockholder)


                                        ________________________________________
                                        (Print Name of Stockholder)

                                        Shares beneficially owned:

                                        _______________________ shares of
                                        Company Common Stock


                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                                                         Annex B

                        STOCKHOLDER REPRESENTATION LETTER

            THIS STOCKHOLDER REPRESENTATION LETTER (the "Stockholder's Letter") is entered into as of the 21st day of June, 2000 between Micromuse Inc., a Delaware corporation ("Parent"), and the undersigned stockholder (the "Stockholder") of NetOps Corporation, a Delaware corporation "(NetOps").

                                    RECITALS

            A. Parent, Salamander Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and NetOps have entered into an Agreement and Plan of Merger and Reorganization, dated as of June 21, 2000 (the "Merger Agreement"), pursuant to which Parent has agreed to acquire the outstanding securities of NetOps pursuant to a statutory merger of Merger Sub with and into NetOps (the "Merger"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

            B. Upon the consummation of the Merger and in connection therewith, the outstanding shares of capital stock of NetOps will be converted into, and undersigned Stockholder will become the owner of, shares of common stock of Parent (the "Parent Shares").

            C. Pursuant to the Merger Agreement, an Escrow Agreement (the "Escrow Agreement") has been entered into among Parent, merger Sub, NetOps, an escrow agent and First Union National Bank, as agent (the "Stockholders' Agent"), on behalf of the stockholders of NetOps (collectively, the "Stockholders").

            D. Concurrently with the execution of the Merger Agreement and as a condition to Parent entering into the Merger Agreement, certain of the Stockholders have entered into an agreement to, among other things, vote the shares of capital stock of NetOps ("NetOps Capital Stock") owned by such person in favor of the consummation of the Merger and the adoption of the Merger Agreement and against any Competing Transaction.

            E. The undersigned Stockholder understands and acknowledges that NetOps, Parent and their respective stockholders, as well as legal counsel to NetOps and Parent, are entitled to rely on (x) the truth and accuracy of the undersigned Stockholder's representations contained herein and (y) the undersigned Stockholder's performance of the obligations set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Stockholder's Letter, it is hereby agreed as follows:

            1. Share Ownership and Agreement to Retain Shares.

            1.1 Transfer and Encumbrance. Stockholder represents and warrants to Parent that, immediately prior to the Effective Time, Stockholder was the beneficial owner of that number of shares of NetOps Capital Stock set forth on the signature page hereto (the "Shares") and, except as otherwise set forth on the signature page hereto,
(i) held such NetOps Capital Stock at all times since the date set forth on such signature page, and (ii) did not acquire any shares of NetOps Capital Stock in contemplation of the Merger. These Shares constituted the Stockholder's entire interest in the outstanding NetOps Capital Stock. No other person or entity not a signatory to this Stockholder's Letter had as of the Effective Time, or has, a beneficial interest in or a right to acquire such Shares or any portion of such Shares (except, with respect to Stockholders which are partnerships, partners of such Stockholders). The Shares are, and will be at all times up until the Effective Time, free and clear of any liens, claims, options, charges or other encumbrances[, other than repurchase rights in favor of NetOps].

            2. Representations, Warranties and Covenants of Stockholder.

                  (a) Purchase Entirely for Own Account. The Parent Shares being acquired by Stockholder pursuant to the Merger will be acquired for investment for Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Stockholder's Letter, Stockholder further represents that Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such Parent Shares.

                  (b) Investment Experience. Stockholder has, alone or with its "purchaser representative" (as defined below), substantial experience evaluating and investing in securities of companies and acknowledges that it has the capacity to protect its own interests in connection therewith, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Merger Shares. If other than an individual, Stockholder also represents it has not been organized for the purpose of acquiring the Parent Shares.

                  (c) Compliance With Regulation D. Stockholder either

            (i)(A) is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect, or (B) has delivered an Investor Suitability Questionnaire to Parent describing Stockholder's ability to evaluate an investment in the Parent Shares, or (C) has appointed a "purchaser representative," as defined in SEC Rule 501 of Regulation D, to evaluate Stockholder's investment in the Parent Shares; or.

            (ii)(A) is not a "U.S. person" within the meaning of SEC Rule 902 of Regulation S, as presently in effect and is not acquiring the Parent Shares for the account or benefit of any U.S. person, and (B) will resell the Parent Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act, and (C) will not engage in hedging transactions with regard to the Parent Shares unless in compliance with the Securities Act.

            (d) Restricted Securities. Stockholder understands that the Parent Shares are characterized as "restricted securities" under the United States federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection, Stockholder represents that is familiar with SEC Rule 144 as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

            (e) Further Limitations on Disposition. Stockholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Parent Shares unless at that time either:

                  (i) such transaction is permitted pursuant to the provisions of Rule 144 under the Securities Act;

                  (ii) counsel representing the undersigned Stockholder, reasonably satisfactory to Parent, shall have advised Parent in a written opinion letter reasonably satisfactory to Parent and Parent's counsel, and upon which Parent and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

                  (iii) a registration statement under the Securities Act (a "Registration Statement") covering the Parent Shares proposed to be old, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; or

                  (iv) an authorized representative of the SEC shall have rendered written advice to the undersigned Stockholder (sought by the undersigned Stockholder or counsel to the undersigned Stockholder, with a copy thereof and of all other related communications delivered to Parent) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

                  (g) The Stockholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Parent Shares or any part thereof.

                  (h) Stockholder understands that Stockholder is bound by the provisions of the Escrow Agreement in the form attached as an annex to the Merger Agreement, and Article X of the Merger Agreement, and as such, Stockholder ratifies the appointment of the Stockholder's Agent prior to the Closing and further agrees to be bound by the terms of the Escrow Agreement and
Article X of the Merger Agreement.

                  (i) Stockholder agrees that it is solely responsible for understanding and evaluating the tax risks and consequences of the Merger and the transactions contemplated by the Merger Agreement and Stockholder has either consulted with its tax advisor or determined not to consult with its tax advisor. Stockholder hereby agrees not to make any claim for damages against or otherwise seek any amount from Parent or its affiliates, either directly or as a successor in interest to NetOps, on account of any tax liability, including penalties and interest, incurred by Stockholder as a result of the merger and the transactions contemplated by the Merger Agreement.

      3. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

      4. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

      5. Confidentiality. Stockholder agrees (i) to hold any information regarding this Stockholder's Letter and the Merger in strict confidence and (ii) not to divulge any such information to any third person until such time as the Merger has been publicly disclosed by Parent; provided, however, that Stockholder may disclose such information to Stockholder's legal and financial advisors who agree to be bound by this covenant.

      6. Miscellaneous.

      6.1 Severability. If any term, provision, covenant or restriction of this Stockholder's Letter is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Stockholder's Letter shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      6.2 Binding Effect and Assignment. This Stockholder's Letter and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Stockholder's Letter nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Stockholder's Letter is intended to bind Stockholder as a Stockholder of NetOps only with respect to the specific matters set forth herein.

      6.3 Amendment and Modification. This Stockholder's Letter may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

      6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and the Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

      6.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Stockholder's Letter shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

            (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

            (b) If to Parent:

                Micromuse Inc.
                139 Townsend Street
                San Francisco, CA 94107
                Attention: General Counsel
                Facsimile No.: (415) 538-9091
                Telephone No.: (415) 538-9090

                with a copy to:

                Brobeck, Phleger & Harrison LLP
                1633 Broadway, 47th Floor
                New York, NY 10019
                Attention: Eric Simonson, Esq.
                Facsimile No.: (212) 586-7878
                Telephone No.: (212) 237-2528

            (c) if to NetOps, to:

                Net Ops Corporation
                501 Washington Avenue
                Pleasantville, NY 10570
                Attention: Louis A. Steinberg
                Telephone: (914) 747-7627

                with a copy to:

                Meltzer, Lippe, Goldstein & Schlissel
                190 Willis Avenue
                Mineola, NY 11501
                Attention: David I. Schaffer, Esq.
                Facsimile No.: (516) 747-0653
                Telephone No.: (516) 747-0300

or to such other address as any party hereto may designate for itself by notice given as herein provided.

      6.6 Governing Law. This Stockholder's Letter shall be governed by, construed and enforced in accordance with the laws of the State of New York.

      6.7 Entire Agreement. This Stockholder's Letter contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

      6.8 Counterparts. This Stockholder's Letter may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

      6.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Stockholder's Letter.

                            (Signature page follows)

                                        MICROMUSE INC.


                                        ________________________________________
                                        Name:
                                        Title:

                                        STOCKHOLDER


                                        Name:

                                        ________________________________________

                                        ________________________________________
                                          (Address)

                                        ________________________________________
                                          (Telephone Number)

                                        ________________________________________
                                          (Social Security or Tax I.D. Number)

Total Number of Shares of NetOps Capital Stock owned on the date hereof:

Common Stock: _______________________________

State of Residence: _________________________

                                                                         ANNEX C

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (this "Agreement") is entered into as of [ ], 2000, by and among Micromuse Inc., a Delaware corporation ("Micromuse"), Salamander Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Micromuse ("Merger Sub"), First Union National Bank, as Escrow Agent (the "Escrow Agent"), NetOps Corporation, a Delaware corporation ("NetOps"), and Baker Communications Fund, L.P., as Stockholders' Agent, on behalf of each of the stockholders of NetOps listed on Schedule A hereto (collectively, the "Stockholders").

      WHEREAS, Micromuse, Merger Sub and NetOps have entered into an Agreement and Plan of Merger and Reorganization dated as of June 21, 2000 (the "Merger Agreement");

      WHEREAS, the Merger Agreement provides that an escrow account will be established to secure various obligations of the Stockholders on the terms and subject to the conditions set forth in the Merger Agreement and set forth herein; and

      WHEREAS, Micromuse, Merger Sub, Escrow Agent, NetOps and the Stockholders' Agent (the "Parties") desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

      NOW, THEREFORE, the Parties hereto hereby agree as follows:

      1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

      2. Appointments. First Union National Bank hereby accepts its appointment as Escrow Agent hereunder. Micromuse hereby appoints its President and Chief Financial Officer and its Senior Vice President, Secretary and General Counsel to act, either jointly or individually, on behalf of Micromuse for all purposes hereunder (each, a "Micromuse Agent"). Each of the Stockholders has heretofore appointed Baker Communications Fund, L.P. as its agent and representative to act on behalf of the Stockholders on all matters relating to this Agreement, upon the terms and subject to the conditions hereinafter set forth (the "Stockholders' Agent"). The actions of a Micromuse Agent or the Stockholders' Agent under or pursuant to this Agreement shall be binding on Micromuse and the Stockholders, respectively.

      3. Consent of NetOps. Pursuant to the Merger Agreement, NetOps has consented to the establishment of this escrow to secure certain obligations under Article X of the Merger Agreement and certain other obligations in the manner set forth therein.

      4. Escrow and Indemnification.

            (a) Escrow of Shares of Parent Common Stock. As soon as reasonably practicable after the Effective Time, Micromuse shall deposit, on behalf of the Stockholders, with the Escrow Agent one or more certificates representing an aggregate of twenty percent (20%) of the shares of Parent Common Stock (the "Escrow Shares") to be issued pursuant to Section 3.01 of the Merger Agreement, issued in the name of the Stockholders (along with stock powers, endorsed in blank, with respect to such Escrow Shares) in the respective amounts set forth on Schedule A hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in an escrow account

(the "Escrow Account"), on the terms and subject to the conditions of this Agreement. The Escrow Account shall be an interest bearing account to the extent of any cash maintained therein.

            (b) Distributions and Dividends. All cash dividends and other distributions on Escrow Shares or additional shares of capital stock issued on or with respect to the Escrow Shares as a result of stock splits, stock dividends or other similar capital adjustments to, or recapitalizations on, the Escrow Shares shall be delivered by Micromuse to the Escrow Agent and distributed to the Stockholders in proportion to their interests in the Escrow Shares.

            (c) Voting of Shares and Other Rights. All voting rights with respect to Escrow Shares may be exercised by the Stockholders in accordance with their proportionate interests therein, and the Escrow Agent shall from time to time execute and deliver to the Stockholders such proxies, consents or other documents as may be necessary to enable the Stockholders to exercise such rights. In the absence of any exercise of such voting rights with respect to Escrow Shares by the Stockholders, neither the Stockholders' Agent nor the Escrow Agent shall vote any of the Escrow Shares. While the Escrow Shares remain in the possession of the Escrow Agent pursuant to the terms of this Agreement, the Stockholders shall retain and be able to exercise all other incidents of ownership of the Escrow Shares that are not inconsistent with this Agreement.

            (d) Transferability; Sale. The interest of the Stockholders in the Escrow Shares shall not be assignable or transferable so long as such Escrow Shares are held by the Escrow Agent hereunder; provided, however, that the Escrow Agent may sell, transfer, or otherwise dispose of the Escrow Shares pursuant to Section 5 and 6 hereof, and as otherwise provided in this Agreement.

      5. Release of Escrow Shares.

            (a) At any time, and from time to time, prior to twelve (12) months after the Effective Date (the "Termination Date"), Micromuse may make claims, in the manner set forth in Section 6 hereof, for payment against the Escrow Shares if it (or any other Indemnified Person) has paid or incurred Damages and is entitled to indemnification under Article X of the Merger Agreement. The Stockholders' Agent, on behalf of each of the Stockholders, agrees that the Stockholders shall indemnify and hold harmless any Indemnified Person for such Damages pursuant to Section X of the Merger Agreement. Any of the Escrow Shares to be released pursuant to this Section 5(a), after application of Section 6 hereof, shall be valued in accordance with the terms of this Agreement.

            (b) After the Termination Date, upon delivery of a notice executed jointly by both a Micromuse Agent and the Stockholders' Agent to the Escrow Agent (subject to the matters provided for in Section 5(c) below), the Escrow Agent shall deliver and/or submit for transfer, delivery and assignment to each of the Stockholders such Stockholder's pro rata portion of the Escrow Shares not subject to outstanding Claim Notices (as defined herein).

            (c) Notwithstanding the foregoing, if on the Termination Date a Micromuse Agent or an Indemnified Person has previously given any Claim Notices (as defined herein) that have not then been resolved in accordance with Section 6 below, the Escrow Agent shall retain in the Escrow Account an amount of Escrow Shares having a Fair Market Value (as defined in Section 7 hereof) equal to the aggregate Claimed Amount (as defined herein) covered by all such Claim Notices that have not then been resolved. Any Escrow Shares retained in escrow pursuant to this Section 5(c) shall be disbursed in accordance with the terms of the resolution of the claims relating to any of the Escrow Shares retained hereunder.

      6. Administration of Escrow Account for Indemnification Claims. With respect to indemnification claims, the Escrow Agent shall administer the Escrow Account as follows:

            (a) The release of Escrow Shares shall be applied to each Stockholder in the proportion that the Escrow Shares of such Stockholder bears to the sum of Escrow Shares then remaining in the Escrow. In lieu of releasing any fractional Escrow Shares, any fraction of a released Escrow Share that would otherwise be released shall be rounded to the nearest whole share of Parent Common Stock (with one-half of a share being rounded upward).

            (b) If an Indemnified Person has incurred or suffered Damages for which it is entitled to indemnification by the Stockholders under the Merger Agreement, the Indemnified Person or a Micromuse Agent shall, prior to the Termination Date, give written notice of such claim (a "Claim Notice") to the Stockholders' Agent. The Stockholders Agent shall provide copies of such notice to the Stockholders. Each Claim Notice shall state the amount of Damages claimed (the "Claimed Amount") and the basis for such claim.

            (c) Claims for indemnification involving a claim or legal proceeding by a third party shall be made in accordance with the procedures set forth in the Merger Agreement and the provisions of this Section 6. For indemnification claims not involving any claim or legal proceeding by a third party, the procedures herein alone shall apply. Within twenty (20) business days of receipt by the Stockholders' Agent of a Claim Notice, the Stockholders' Agent shall provide to the party providing the Claim Notice (with a copy to the Escrow Agent) a written response (the "Response Notice") in which the Stockholders' Agent shall either: (i) agree that Escrow Shares having a Fair Market Value (as computed pursuant to Section 7 below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnified Person, (ii) agree that Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, or (iii) contest that any of the Escrow Shares may be released from the Escrow Account to the Indemnified Person. The Stockholders' Agent may contest the release of Escrow Shares having a Fair Market Value equal to all or a portion of the Claimed Amount only if the Stockholders' Agent has a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Person is entitled to indemnification under the Merger Agreement. If no Response Notice is delivered to, and received by the Escrow Agent and the party providing the Claim Notice prior to twenty (20) business days of receipt of the Claim Notice, the Stockholders' Agent shall be deemed to have agreed that Escrow Shares having a Fair Market Value equal to all of the Claimed Amount may be released to the Indemnified Person from the Escrow Account. Notwithstanding any terms of this Agreement to the contrary, no Claim Notice or Response Notice shall be deemed to have been delivered to the Escrow Agent until it is actually received by the Escrow Agent at the address set forth in Section 12 hereof.

            (d) If the Stockholders' Agent agrees (or is deemed to have agreed) that Escrow Shares having a Fair Market Value equal to all of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall promptly thereafter transfer, deliver and assign to the Indemnified Person the Escrow Shares having a Fair Market Value equal to the Claimed Amount (or such lesser amount of Escrow Shares as are then held in the Escrow Account).

            (e) If the Stockholders' Agent agrees that Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "Partial Agreed Amounts") may be released from the Escrow Account to the Indemnified Person, the Escrow Agent promptly shall transfer, deliver and assign to the Indemnified Person Escrow Shares having a Fair Market Value equal to the sum of all Partial Agreed Amounts (or such lesser amount of Escrow Shares as are then held in the Escrow Account).

            (f) If the Stockholders' Agent contests the release of Escrow Shares having a Fair Market Value equal to all or part of the Claimed Amount (the "Contested Amount"), the Stockholders' Agent and the Indemnified Person shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent and, if such agreement provides that all or a portion of the Contested Amount is to be paid to the Indemnified Person, the Escrow Agent shall promptly transfer, assign and deliver to the Indemnified Person from the Escrow Account an amount of Escrow Shares having a Fair Market Value equal to the amount so agreed. If no such agreement can be reached within 15 days, the matter shall be settled by binding arbitration in New York City, New York. Notwithstanding the foregoing, the parties may defer arbitration to a mutually agreeable later date. All claims shall be settled by a single arbitrator mutually agreeable to the Micromuse Agent and the Stockholders' Agent, or if they cannot agree on a single arbitrator in 20 days, by three arbitrators, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Party against whom a judgment is made or against whom an award is entered shall pay the costs of arbitration and the other Party's reasonable out of pocket costs and expenses, including without limitation, reasonable attorney's fees. The arbitrator's decision shall relate solely to whether the Indemnified Person is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, shall be furnished to the Stockholders' Agent and the Micromuse Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Stockholders and Micromuse, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator's award. Either the Stockholders' Agent or a Micromuse Agent may deliver a memorandum to the Escrow Agent setting forth such arbitrator's decision in accordance with the second sentence of this paragraph. The parties hereto agree that all arbitration proceedings conducted pursuant to this Agreement shall be held confidential.

            (g) After delivery of a Response Notice that the Claimed Amount is contested by the Stockholders' Agent, the Escrow Agent shall continue to hold in the Escrow Account an amount of Escrow Shares having a Fair Market Value sufficient to cover the Contested Amount (up to the amount of Escrow Shares then available in the Escrow Account), notwithstanding the occurrence of the Termination Date, until (i) delivery of a copy of a settlement agreement executed by a Micromuse Agent and the Stockholders' Agent setting forth instructions to the Escrow Agent as to the release of Escrow Shares that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, and the memo referenced in the last sentence of the preceding paragraph setting forth instructions to the Escrow Agent as to the release of Escrow Shares that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Shares from the Escrow Account (up to the amount of Escrow Shares then available in the Escrow Account) in accordance with such agreement or instructions.

      7. Valuation of Escrow Shares. For purposes of this Agreement, the Fair Market Value of each of the Escrow Shares shall be the Parent Stock Price, with appropriate adjustment to take into account any stock split, reverse stock split, stock dividend, recapitalization or other similar capital adjustments with respect to Micromuse's common stock. The Fair Market Value shall be calculated as set forth above jointly by the Micromuse Agent and the Stockholders' Agent, and the results of such calculation shall be provided to the Escrow Agent.

      8. Fees and Expenses of the Escrow Agent. Micromuse hereby agrees to pay all of the Escrow Agent's reasonable fees and expenses, including attorneys fees, travel expenses, postal and delivery charges, and all other out-of-pocket expenses, in accepting and performing its appointment as escrow agent hereunder (collectively, the "Escrow Agent Expenses").

      9. General Terms and Standards Regarding the Escrow Agent. Notwithstanding any terms of this Agreement to the contrary, each term of this Agreement, including without limitation each of the stated duties and responsibilities of the Escrow Agent set forth herein, shall be subject to the following terms and conditions:

            (a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement (and the duty to exercise reasonable care in the physical safekeeping of any property held in escrow hereunder), and no implied duties, responsibilities or obligations shall be read into this Agreement against the Escrow Agent. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to take action to preserve or exercise rights in any property held by it hereunder (including, without limitation, against prior parties or otherwise).

            (b) The Escrow Agent shall not be subject to, bound by, charged with notice of or be required to comply with or interpret any agreement or document (including without limitation the Merger Agreement) between or among the interested parties (whether or not reference to any such other agreement or documents is expressed herein) other than this Agreement.

            (c) The Escrow Agent shall in no instance be under any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. The Escrow Agent shall not be required to invest any funds held hereunder, and shall not be obligated to pay interest on uninvested funds. All amounts received by the Escrow Agent (and any credits to the Escrow Account) shall be conditional upon collection (and actual receipt by the Escrow Agent of final payment). In no event shall the Escrow Agent have any obligation to advance funds.

            (d) The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction, statement, request, waiver, order, judgement, certification, consent, receipt or other paper or document furnished to it (not only as to genuineness, but also as to its due execution and validity, the genuineness of signatures appearing thereon and as to the truth and accuracy of any information therein contained), which it in good faith believes to be genuine and signed or presented by the proper person.

            (e) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it or any of its directors, officers or employees, or for any mistake of fact or law, or for anything which it, or any of its directors, officers or employees, may do or refrain from doing in connection with or in the administration of this Agreement, unless and except to the extent the same constitutes gross negligence, bad faith or willful misconduct on the part of the Escrow Agent. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damages, or any amount in excess of the value of the Escrow Shares (as of the date of the action or omission giving rise to liability).

            (f) The Escrow Agent shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement.

            (g) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds, or to take any legal or other action hereunder which might in its judgement involve it in, or require it to incur in connection with the performance of its duties hereunder, any expense or any financial liability unless it shall be furnished with indemnification acceptable to it.

            (h) Any permissive right of the Escrow Agent to take any action hereunder shall not be construed as duty.

            (i) All indemnifications contained in this Agreement shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

            (j) The Escrow Agent is not responsible for the recitals appearing in this Agreement. The recitals shall be deemed to be statements of the interested parties to this Agreement.

            (k) The Escrow Agent has no responsibility for the sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement therefor.

            (l) Nothing in this Agreement shall obligate the Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

            (m) In no event shall the Escrow Agent have any liability for any failure or inability of any of the interested parties to perform or observe his or its duties under the Agreement, or by reason of a breach of this Agreement by either of the interested parties. In no event shall the Escrow Agent be obligated to take any action against any of the interested parties to compel performance hereunder.

            (n) The Escrow Agent shall in no instance be obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any proceeding it may deem necessary to resolve any matter or dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by the interested parties to appoint a successor, as provided in Section 13).

            (o) Whenever the terms hereof call for any notice, payment or other action on a day which is not a business day, such payment or action may be taken, or such notice given, as the case may be, on the next succeeding business day. As used herein, "business day" shall mean any day other than a Saturday or Sunday, or any other day on which the Escrow Agent is closed for business.

            (p) In the event of any ambiguity or uncertainty under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable discretion, refrain from taking action, and may retain the Escrow Shares, until and unless it receives written instruction signed by all interested parties, or a decision by a court of competent jurisdiction which eliminates such uncertainty or ambiguity.

            (q) If at any time Escrow Agent is served with any judicial or administrative order, judgement, decree, writ or other form of judicial administrative process which in any way relates to or affects the Escrow Shares (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the Escrow Shares), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel reasonably deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgement, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the Parties hereto or to any other person or entity notwithstanding that though such order, judgement, decree, writ or process may be subsequently modified, annulled, set aside, vacated, found to have been without proper jurisdiction, or otherwise determined to have been without legal force or effect.

            (r) The Escrow Agent shall have no liability for the actions or omissions of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian, except to the extent that such action or omission of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

            (s) The parties understand that the Escrow Shares are not subject to an effective registration statement at the time of this Agreement, and that the Escrow Agent shall not be responsible for fluctuations in the market in connection with any transfer of the shares. Notwithstanding the foregoing, the Escrow Shares shall be subject to registration as set forth in Section 3.08 of the Merger Agreement.

      10. Indemnification.

            (a) General. Each of the Stockholders (severally as a group) and Micromuse, jointly and severally, hereby covenant and agree to indemnify the Escrow Agent for, and to defend and hold harmless the Escrow Agent from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to reasonable attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own willful misconduct, bad faith or gross negligence; provided, that any indemnification payment required to be made to the Escrow Agent by the Stockholders should be made from, and as a charge against, the Escrow Account.

            (b) Tax-Related Matters. Each of the Stockholders (severally as a group) and Micromuse, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Shares under this Agreement, and, without limiting the generality of Section 10(a) above, hereby agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. Micromuse and each of the Stockholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Each of the Stockholders (severally as a group) and Micromuse, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement (other than with respect to fees and expenses payable to the Escrow Agent or the Stockholders' Agent hereunder), including costs and expenses (including reasonable legal fees), interest and penalties. The interested parties shall each promptly provide to Escrow Agent with appropriate IRS Forms W-9 for taxpayer identification number certifications, or Forms W-8 for nonresident alien certifications in connection with any payments to be made to them.

      11. Termination. If this Agreement is not terminated pursuant to Section 5 above, this Agreement shall terminate upon the later of the Termination Date or the distribution by the Escrow Agent of all of the Escrow Account in accordance with this Agreement, provided that the provisions of Sections 9 and 10 above shall survive such termination.

      12. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of services via telecopy to the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or by a nationally recognized courier service, and properly addressed as follows (or at such other address for a party as shall be specified by like notice):

          To Micromuse at:           Micromuse Inc.
                                     139 Townsend Street
                                     San Francisco, California 94107
                                     Attention: James De Golia, Esq.
                                     General Counsel
                                     Telecopy No.: (415) 538-9091

          With a copy to:            Brobeck, Phleger & Harrison LLP
                                     1633 Broadway, 47th Floor
                                     New York, NY 10019
                                     Attention: Eric Simonson, Esq.
                                     Telecopy No.: (212) 586-7878

          To the Stockholders Agent: Baker Communications Fund, L.P.
                                     540 Madison Avenue
                                     New York, NY 10022
                                     Attention: Lawrence Bettino
                                     Telecopier: (212) 486-0410

          With a copy to:            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                     590 Madison Avenue
                                     New York, New York 10022
                                     Attention: Stephen Kuhn
                                     Telecopier: (212) 872-1002

          To Escrow Agent at:        First Union National Bank
                                     NJ3201
                                     21 South Street, 3rd Floor
                                     Morristown, NJ 07960
                                     Tel: (973) 898-7162
                                     Fax: (973) 682-4531
                                     Attention: Linda Schneider

      Notwithstanding anything herein to the contrary, any party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Copies of any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy given to the Escrow Agent by either party, shall be delivered to the other party as soon thereafter as practicable.

      13. Successor Escrow Agent. (a) In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties, not less than 60 days prior to the date when such resignation shall take effect. Micromuse may appoint a successor Escrow Agent with the consent of the Stockholders' Agent, which shall not be unreasonably withheld. If, within such notice period, Micromuse provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor. If no successor is so appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

            (b) Successor Stockholders' Agent. In the event the Stockholders' Agent becomes unavailable or unwilling to continue in its capacity herewith, the Stockholders' Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties, not less than 60 days prior to the date when such resignation shall take effect. A majority of the Stockholders in interest may appoint a successor Stockholders' Agent. If no successor is so appointed, the Stockholders' Agent may apply to a court of competent jurisdiction for such appointment.

      14. Agreements among Stockholders and Stockholders' Agent.

            (a) Notwithstanding any contrary provision of this Agreement, it is agreed by and among the Stockholders and the Stockholders' Agent, that the Stockholders' Agent shall take and perform each of the following actions only upon compliance with the written instructions of Stockholders who then own in the aggregate at least a majority of the Escrow Shares then held in the Escrow
Account: (i) any response to a Claim Notice, (ii) any amendment of this Agreement, (iii) in the event the Stockholders' Agent has contested the release of Escrow Shares, any agreement, pursuant to Section 6(f) hereof, upon the rights of the parties with respect to the Contested Amount, including any settlement of an arbitration thereunder, and (iv) any agreement upon a successor Escrow Agent as provided in Section 13 hereof.

            (b) In the event of any arbitration pursuant to Section 6(f) hereof, the Stockholders' Agent will use its best efforts to keep the Stockholders informed of the progress and status of the arbitration and to consult with the Stockholders whenever and to the extent practicable as to all material matters of the arbitration, and will not settle any such arbitration without the requisite approval as provided in Section 14(a) hereof.

            (c) In the event the Stockholders shall not give to the Stockholders' Agent any necessary instructions as provided in Section 14(a) hereof at least two business days prior to the date of any action required to be taken by the Stockholders' Agent under this Agreement, then the Stockholders' Agent is hereby authorized by the Stockholders to take such actions as in the exercise of its best business judgment it deems necessary and proper to assert or protect the rights of the Stockholders under the Merger Agreement and this Agreement.

            (d) Except as otherwise set forth in this Section 14, neither the Stockholders' Agent nor any of its directors, officers, employees or agents shall be liable to the Stockholders or anyone else for any error of judgment, or for any act done or step taken or omitted to be taken by it or any of its directors, officers, employees or agents, or for any mistake of fact or law, or for anything which it, or any of its directors, officers, employees or agents, may do or refrain from doing in connection with this Agreement, unless and except to the extent the same constitutes gross negligence, bad faith or willful misconduct on the part of the Stockholders' Agent. In no event shall the Stockholders' Agent be liable for any indirect, punitive, special or consequential damages, or any amount in excess of the value of the Escrow Shares (as of the date of the action or omission giving rise to liability).

            (e) Anything to the contrary in this Section 14 notwithstanding, the Escrow Agent, the Micromuse Agent, Micromuse and any Indemnified Party shall be entitled to rely on any action purported to be taken by the Stockholders' Agent pursuant to this Agreement, without regard to whether such action was taken with the requisite authority of the Stockholders.

            (f) For all purposes under this Agreement, the Stockholders' Agent may rely on the addresses for the respective Stockholders as reflected in the records of NetOps as of the Effective Time unless any Stockholder provides written notice of a change in its address to the Stockholders' Agent.

            (g) All of the Stockholders' Agent's reasonable expenses, including attorneys fees, postal and delivery charges and all other out-of-pocket expenses, in performing its appointment as Stockholders' Agent hereunder shall be reimbursed to the Stockholders Agent in Escrow Shares out of the Escrow Account, provided that such expenses to be reimbursed out of the Escrow Account shall not exceed $10,000.

15. General.

            (a) Governing Law, Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflict-of-law and choice of law principles and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

            (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (c) Entire Agreement. Except for the provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the Parties with respect to the subject matter hereof.

            (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

            (e) Amendment. This Agreement may be amended only with the written consent of a Micromuse Agent, the Escrow Agent and the Stockholders' Agent.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Parties have duly executed this Escrow Agreement as of the day and year first above written.

                                        MICROMUSE, INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        SALAMANDER ACQUISITION CORP.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        NETOPS CORPORATION

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        FIRST UNION NATIONAL BANK,
                                        as Escrow Agent

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        BAKER COMMUNICATIONS FUND, L.P.,
                                        as Stockholders' Agent:

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                   Schedule A

                                  ESCROW SHARES

===============================================================================
Name of Registered Holder     Certificate Number    Number of Shares
===============================================================================
[List all stockholders]
-------------------------------------------------------------------------------

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===============================================================================

===============================================================================

                                                                       Annex D-1

                                 _____ __, 2000

The Stockholders of
Net Ops Corporation
501 Washington Avenue
Pleasantville, NY 10570

Ladies and Gentlemen:

      We have acted as counsel for Micromuse Inc., a Delaware corporation ("Parent"), in connection with the merger (the "Merger") of Salamander Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Newco"), with and into NetOps Corporation, a Delaware corporation (the "Company"), pursuant to the Agreement and Plan of Merger and Reorganization dated as of June 21, 2000 (the "Merger Agreement") by and among Parent, Newco and the Company. This opinion is rendered to you pursuant to Section 8.02(d) of the Merger Agreement. Capitalized terms used herein and not otherwise defined shall have the same meanings given to such terms in the Merger Agreement.

      In connection with this opinion, we have examined originals, or copies of
(i) the executed Merger Agreement; (ii) the executed Escrow Agreement dated the date hereof by and among Parent, Newco, First Union National Bank, Baker Communication Fund, L.P. as representative of the stockholders of the Company, and the Company; (the "Escrow Agreement"); and (iii) such corporate documents or records of Parent and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. The documents listed as items (i) through (iii) above are referred to herein as the "Transaction Documents."

      In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by Parent and Newco pursuant to the Merger Agreement and upon certificates and statements of government officials and of officers of Parent and Newco. We have reviewed the Certificate of Incorporation and Bylaws of Parent on file with the United States Securities and Exchange Commission and have assumed that there have been no amendments to such documents that have not been so filed. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

      In rendering this opinion letter we have also assumed: (i) that the Transaction Documents have been duly and validly executed and delivered by or on behalf of each party thereto other than Parent and Newco, that each party to the Transaction Documents other than Parent and Newco has the power to enter into and perform its obligations thereunder and that the Transaction Documents constitute legal, valid, binding and enforceable obligations of each such party;
(ii) that the representations and warranties made in the Transaction Documents by the parties thereto other than Parent and Newco are true and correct; and
(iii) that each party to the Transaction Documents other than Parent and Newco has filed any required state franchise, income or similar tax returns and has paid any required state franchise, income or similar taxes.

      We are expressing no opinion as to (i) compliance by Parent or Newco with any state or federal antifraud laws, or any federal or state securities or blue sky laws, or (ii) the tax consequences or accounting treatment of the Merger. In addition, we express no opinion herein with respect to the application of any state or federal antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      The opinions hereinafter expressed are qualified to the extent that (a) the enforceability of any of the agreements, documents or obligations referred to herein may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally, and (b) the enforceability of such agreements, documents or obligations may be limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and public policy, whether applied by a court of law or equity. We do not express any opinion herein as to the availability of any equitable or other specific remedy upon breach of any of the agreements, documents or obligations referred to herein. We render or imply no opinion with respect to compliance with applicable anti-fraud statutes, rules or regulations of applicable state or Federal law.

      Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications, and exceptions set forth herein, we are of the opinion that:

      1. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted.

      2. Parent has full corporate power and authority to execute, deliver, and perform its obligations under the Merger Agreement and the Escrow Agreement and to consummate the transactions contemplated thereby. Parent has taken all requisite corporate action to approve and adopt the Merger Agreement and the Escrow Agreement and to approve and to authorize the carrying out of the transactions contemplated thereunder. The Merger Agreement and the Escrow Agreement have been duly executed and delivered by Parent and constitute legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms; provided that enforceability of the indemnity obligations contained in such agreements may be limited by applicable law or public policy.

      3. Newco has full corporate power and authority to execute, deliver, and perform its obligations under the Merger Agreement. Newco has taken all requisite corporate action to approve and adopt the Merger Agreement and to approve and to authorize the carrying out of the transactions contemplated thereunder. The Merger Agreement has been duly executed and delivered by Newco and constitutes a legal, valid and binding obligation of Newco, enforceable against Newco in accordance with its terms; provided that enforceability of the indemnity obligations contained in such agreement may be limited by applicable law or public policy.

      4. The approval of the stockholders of Parent is not required for the consummation of the transactions contemplated by the Merger Agreement. The shares of Parent Common Stock to be delivered in exchange for shares of Company Common Stock and Company Preferred Stock, when issued as contemplated by the Merger Agreement, (i) will be validly issued, fully paid and non-assessable, and
(ii) will not be issued in violation of any statutory preemptive rights or, to our knowledge, similar contractual rights granted by Parent.

      5. The execution, delivery and performance of the Merger Agreement and the Escrow Agreement by Parent and the performance of the transactions contemplated by the Merger Agreement and the Escrow Agreement by Parent and the consummation of the Merger do not conflict with or constitute a violation under the Certificate of Incorporation or By-laws of Parent or (a) violate any law, rule or regulation of which we are aware or any judgment, award, decree or order of any court or other agency of government known to us or (b) conflict with, result in a breach of or constitute a default (with due notice or lapse of time or both) under any indenture, agreement or other instrument to which Parent is a party or by which Parent or any of its properties are bound and which has been filed by Parent with the United States Securities and Exchange Commission. The execution, delivery and performance of the Merger Agreement by Newco and the performance of the transactions contemplated by the Merger Agreement by Newco and the consummation of the Merger do not conflict with or constitute a violation under the Certificate of Incorporation or By-laws of Newco or (a) violate any law, rule or regulation of which we are aware or any judgment, award, decree or order of any court or other agency of government known to us or
(b) conflict with, result, in a breach of or constitute a default (with due notice or lapse of time or both) under any material indenture, agreement or other instrument to which Newco is a party or by which Newco or any of its properties are bound.

      6. To our knowledge, no private or governmental suit, action or legal, administrative, arbitration or other proceeding or governmental investigation is pending before any agency, court or tribunal, foreign or domestic or threatened against Parent or Newco or any of their respective assets or properties or any of their respective officers or directors in their capacities as such which seeks to prohibit, restrain, enjoin or materially alter or delay any of the transactions contemplated by the Merger Agreement.

      Whenever a statement herein is qualified by the expressions "known to us," "to our knowledge," "we are not aware" or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments, and certificates described above and the current actual knowledge of the attorneys in this firm who have devoted substantive attention to the transactions contemplated by the Merger Agreement and the Escrow Agreement (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.

      This opinion relates solely to the laws of the State of New York, the General Corporation Law of the State of Delaware and applicable Federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions.

      The opinions expressed herein are solely for your benefit in connection with the above transactions and may not be delivered to, quoted or relied upon in any manner or for any purpose by any other person.

      Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Parent or Newco. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                        Sincerely,


                                        BROBECK, PHLEGER & HARRISON LLP

                                                                       Annex D-2

                    FORM OF OPINION OF COUNSEL TO THE COMPANY

1. NetOps Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

2. The authorized capital stock of NetOps Corporation consists of 20,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. Based on our review of the stock records of NetOps Corporation, as of the Effective Date, 4,642,085 shares of Common Stock, 1,500,000 shares of Series A Preferred Stock and 3,171,667 shares of Series B Preferred Stock are issued and outstanding, all of which (i) have been duly authorized and are validly issued and, assuming that the agreed consideration for the Common Stock has been duly received by NetOps Corporation, fully paid and nonassessable, and (ii) are held of record by the Stockholders named in Schedule A to the Escrow Agreement. There are no statutory preemptive rights and except as disclosed in the Merger Agreement or the disclosure schedules thereto to our knowledge, there are no other subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments, arrangements or agreements of any character outstanding relating to the issued or unissued capital stock or other securities of NetOps Corporation or otherwise obligating NetOps Corporation to issue, transfer or sell any such securities or to repurchase, redeem or otherwise acquire any such securities.

3. NetOps Corporation has all necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the Escrow Agreement and to consummate the transactions contemplated thereby. NetOps Corporation has taken all necessary corporate action to approve and adopt the Merger Agreement and the Escrow Agreement and to approve and to authorize the performance of the transactions contemplated thereby. The Merger Agreement and the Escrow Agreement have been duly and validly executed and delivered by NetOps Corporation and constitute the legal, valid and binding obligations of NetOps Corporation, enforceable against it in accordance with their respective terms; provided that enforceability of the indemnity obligations contained in such agreements may be limited by applicable law or public policy.

4. The execution and delivery of the Merger Agreement and the Escrow Agreement by NetOps Corporation and the performance by NetOps Corporation of its obligations thereunder and the consummation of the Merger (a) did not and will not conflict with or violate any provision of the Certificate of Incorporation or Bylaws of NetOps Corporation, and (b) did not and will not violate, result in a breach of or constitute a default (with due notice or lapse of time or both) under any (i) law, rule or regulation or any judgment, order or decree specifically naming NetOps Corporation and known to us, or (ii) agreement or instrument which is identified on the disclosure schedules to the Merger Agreement to which NetOps Corporation is a party or by which NetOps Corporation or any of its properties or assets are bound, other than the agreements or instruments as to which you have agreed that any requisite consent of the parties thereto other than NetOps Corporation to an assignment thereof shall not be obtained, as specified on such disclosure schedules.

5. To our knowledge, no private or governmental action, suit, proceeding, claim, arbitration or investigation is pending before any agency, court or tribunal, foreign or domestic, or threatened against NetOps Corporation nor any of its properties or any of its officers or directors (in their capacities as such), and there is no judgment, decree or order against NetOps Corporation nor any of its properties or any of its officers or directors (in their capacities as such) that could prevent, restrain, enjoin or materially alter or delay any of the transactions contemplated by the Merger Agreement.

Date: ________________________                                           Annex E

Micromuse Inc.
139 Townsend Street
San Francisco, CA 94107

Subject:   PROPRIETARY INFORMATION, INVENTIONS AND
           NON-SOLICITATION AGREEMENT

Ladies and Gentlemen:

      The following confirms an agreement between Micromuse Inc., a Delaware corporation (the "Company"), and any successor in interest, and me, which is a material part of the consideration for my employment by the Company.

1. Proprietary Information. I recognize that the Company is engaged in a continuous program of research, development, and production. I also recognize that the Company possesses or has rights to information developed by me during my employment by the Company which has commercial value in the Company's business ("Proprietary Information"). By way of illustration, but not limitation, Proprietary Information includes inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company that relate to the business of the Company.

2. Obligation of Confidentiality. I understand and agree that my employment creates a relationship of confidence and trust between the Company and me with respect to (1) all Proprietary Information, and (2) the confidential information of others with which the Company has a business relationship. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust all such information and I will not use or disclose any such information without written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

3. Disclosure and Assignment of Inventions. In addition, I hereby agree as follows:

      (a) All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be sole owner of all trade secrets, patents, trademarks, copyrights, and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information.

      (b) All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by me or others in connection with my employment shall be and remain the sole property of the Company. I shall return to the Company all such materials and property upon termination of my employment by me or by the Company for any reason, and I will not take with me any such material or property or any reproduction thereof upon such termination.

      (c) I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, works of authorship, formulas, ideas, processes, techniques, know-how, and data, whether or not patentable that relate to the business of the Company (collectively, "Inventions"), made or conceived, reduced to practice or learned by me, either alone or jointly with others, during the term of my employment and for one year thereafter.

      (d) All Inventions which I conceive, develop or have developed (in whole or in part, either alone or jointly with others) and 1) which use or have used equipment, supplies, facilities or trade secret information of the Company, or 2) which use or have used the hours for which I am to be or was compensated by the Company, or 3) which directly relate at the time of conception or reduction to practice thereof to the business of the Company or to its actual or demonstrably anticipated research and development or 4) which result from any work performed by me for the Company and its assigns to the fullest extent permitted by law shall be deemed works made for hire, and the Company and its assigns shall be the sole owner of all patents, copyrights, and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Inventions. I agree that any Invention made or conceived, reduced to practice or learned by me, either alone or jointly with others, within one (1) year after the term of my employment shall be presumed to be covered by the assignment contained herein. I understand that I may overcome the presumption by showing that such Invention does not meet the criteria listed in subsections (1) through (4) above.

      (e) With respect to Inventions described in paragraph (d) above, I will assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries, and will execute all documents reasonably necessary or appropriate for this purpose. This obligation shall survive the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance. In the event that the Company after reasonable effort is unable for any reason whatsoever to secure my signature to any document reasonably necessary or appropriate for any of the forgoing purposes, (including renewals, extensions, continuations, divisions or continuations in part), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact, to act on my behalf and instead of me, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the forgoing purposes with the same legal force and effect as if executed by me.

      (f) I understand that this Agreement does not require assignment of rights to an Invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on my own time, unless the Invention relates 1) directly to the business of the Company at the time of conception, or 2) to the Company's actual or demonstrably anticipated research or development. However, I will disclose any Inventions as required by paragraph (c) above in order to permit the Company to determine such issues as may arise. Such disclosures shall be received in confidence by the Company.

      (g) In the event any dispute arises as to whether an Invention relates to the business of the Company, the parties hereby agree to resolve such dispute by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association in new York, New York.

4. Other Business Activities. So that the Company may be aware of the extent of any other demands upon my time and attention, I will disclose to the Company (such disclosure to be held in confidence by the Company) the nature and scope of any other business activity in which I am or become engaged during the term of my employment. During the term of my employment, I will not engage in any business activity which is related to the Company's business or its actual or demonstrably anticipated research and development.

5. Non-Solicitation of Employees, Customers, and Others. I will not now or in the future disrupt, damage, impair or interfere with the business of the Company, whether by way of interfering with or raiding its employees, disrupting its relationships with customers, agents, vendors, distributors or representatives, or otherwise. During my employment with the Company and for one (1) year thereafter, I will not encourage or solicit any employee of the Company to leave the Company for any reason; provided, however, that this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

6. Prior Invention. As a matter of record I hereby assign to Company all Inventions and improvements that relate to the business of Quallaby Corporation which have been made or conceived or first reduced to practice by me, alone or jointly with others, during my employment by Quallaby Corporation or that were incorporated into or made a part of the products or other intellectual property of Quallaby Corporation.

7. Obligations to Former Employers. I represent that my execution of this Agreement, my employment with the Company and my performance of my proposed duties to the Company in the development of its business will not violate any obligations I may have to any former employer or any third party, including any obligations to keep confidential any proprietary or confidential information. I have not entered into, and I will not enter into, any agreement which conflicts with or would, if performed by me, cause me to breach this Agreement. I represent that Exhibit A attached hereto is a complete schedule of all material agreements that I have or had with my former employers. I further represent that I have no knowledge of any pending or threatened litigation to which the Company may become a party by virtue of my association with the Company. I further agree to immediately inform the Company of any such pending or threatened litigation should it come to my attention during the course of my employment.

8. Confidential Information of Former Employers. In the course of performing my duties to the Company, I will not utilize any proprietary or confidential information of any former employer nor violate any written or oral, express or implied agreement with any former employer.

9. United States Government Obligations. I acknowledge that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions which are made known to me and to take all action necessary to discharge the obligations of the Company under such agreements.

10.   Miscellaneous.

      (a) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be construed, if possible, so as to be enforceable under applicable law, or else such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

      (b) No delay or omission by the Company in exercising any right hereunder will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

      (c) I expressly consent to be bound by the provisions hereof for the benefit of the Company or any subsidiary or affiliate thereof to whose employ I may be transferred without the necessity that this Agreement be reassigned at the time of such transfer.

      (d) This Agreement shall be effective as of the commencement of my employment relationship and shall be governed and construed under the laws of the State of New York without regards to the application of choice of law rules.

      (e) This Agreement shall be effective as of the earlier of the first day on which I receive Proprietary Information or the first day of my employment by the Company. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company and its successors and assigns.

Employee Signature: __________________________

Printed Name: ________________________________

Social Security #_____________________________

Accepted and Agreed to:

MICROMUSE INC.


By: __________________________________________

Name: ________________________________________

Title: _______________________________________

                                                                       Exhibit A

                               Material Agreements

                                                                         Annex F

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SALAMANDER ACQUISITION CORP.

                                   ARTICLE I.

      The name of this Corporation is Salamander Acquisition Corp.

                                  ARTICLE II.

      The address of the registered office of the Corporation in the State of Delaware and the County of Kent is 9 East Loockerman Street, Dover, Delaware 19901 and the name of the registered agent at that address is National Registered Agent, Inc.

                                  ARTICLE III.

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV.

      The name of the Corporation's incorporator is Adam Braverman and the incorporator's mailing address is Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019.

                                   ARTICLE V.

      This Corporation is authorized to issue one hundred (100) shares of stock, par value $0.01 per share, all of which shall be designated "Common Stock."

                                  ARTICLE VI.

      A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

      Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII.

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 ARTICLE VIII.

      Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE IX.

      The number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation or in an amendment thereof duly adopted by the Board of Directors of the Corporation or by the stockholders of the Corporation.

                                   ARTICLE X.

      Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

                                  ARTICLE XI.

      Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                        ________________________________________
                                        Adam Braverman,
                                        Incorporator

                                                                         Annex G

                                     BYLAWS

                                       OF

                          SALAMANDER ACQUISITION CORP.,
                             a Delaware corporation

                                   ARTICLE I.
                                     OFFICES

      Section 1. Registered Office. The registered office shall be at the office of National Registered Agents, Inc., 9 East Loockerman Street in the City of Dover, County of Kent, State of Delaware.

      Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

      Section 1. Annual Meeting. An annual meeting of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated on an annual basis by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Any other proper business may be transacted at the annual meeting.

      Section 2. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

      Section 3. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause a third party to prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 4. Special Meetings. Special meetings of the stockholders of this corporation, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, shall be called by the President or Secretary at the request in writing of a majority of the members of the Board of Directors or holders of a majority of the total voting power of all outstanding shares of stock of this corporation then entitled to vote, and may not be called absent such a request. Such request shall state the purpose or purposes of the proposed meeting.

      Section 5. Notice of Special Meetings. As soon as reasonably practicable after receipt of a request as provided in Section 4 of this Article II, written notice of a special meeting, stating the place, date (which shall be not less than ten nor more than sixty days from the date of the notice) and hour of the special meeting and the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such special meeting.

      Section 6. Scope of Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as provided in Section 5 of this Article II.

      Section 8. Qualifications to Vote. The stockholders of record on the books of the corporation at the close of business on the record date as determined by the Board of Directors and only such stockholders shall be entitled to vote at any meeting of stockholders or any adjournment thereof.

      Section 9. Record Date. The Board of Directors may fix a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting and at any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. The record date shall not be more than sixty nor less than ten days before the date of such meeting, and not more than sixty days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 10. Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      Section 11. Voting and Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless it is coupled with an interest sufficient in law to support an irrevocable power.

      Section 12. Action by Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded provided, however, that action by written consent to elect directors, if less than unanimous, shall be in lieu of holding an annual meeting only if all the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings or meetings of stockholders are recorded.

                                  ARTICLE III.
                                    DIRECTORS

      Section 1. Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

      Section 2. Number; Election; Tenure and Qualification. The number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board of Directors or by the Stockholders at an annual meeting of the Stockholders (unless the directors are elected by written consent in lieu of an annual meeting as provided in Article II, Section 12); provided that the number of directors shall be not less than 1 nor more than 5. With the exception of the first Board of Directors, which shall be elected by the incorporator, and except as provided in the corporation's Certificate of Incorporation or in Section 3 of this Article III, the directors shall be elected at the annual meeting of the stockholders by a plurality vote of the shares represented in person or by proxy and each director elected shall hold office until his successor is elected and qualified unless he shall resign, become disqualified, disabled, or otherwise removed. Directors need not be stockholders.

      Section 3. Vacancies and Newly Created Directorships. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall serve until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

      Section 4. Location of Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 5. Meeting of Newly Elected Board of Directors. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

      Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of such location.

      Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President on two days' notice to each director by mail, overnight courier service or facsimile; special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of the sole director. Notice may be waived in accordance with Section 229 of the General Corporation Law of the State of Delaware.

      Section 8. Quorum and Action at Meetings. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 9. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 10. Telephonic Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      Section 11. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      Section 12. Committee Authority. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) approving, adopting or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval, or (b) adopting, amending or repealing any Bylaw of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      Section 13. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required to do so by the Board of Directors.

      Section 14. Directors Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      Section 15. Resignation. Any director or officer of the corporation may resign at any time. Each such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by either the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

      Section 16. Removal. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or applicable law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                  ARTICLE IV.
                                     NOTICES

      Section 1. Notice to Directors and Stockholders. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice has been given shall in the absence of fraud, be prima facie evidence of the facts stated therein. Notice to directors may also be given by telephone, facsimile or telegram (with confirmation of receipt).

      Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The written waiver need not specify the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Attendance at the meeting is not a waiver of any right to object to the consideration of matters required by the General Corporation Law of the State of Delaware to be included in the notice of the meeting but not so included, if such objection is expressly made at the meeting.

                                   ARTICLE V.
                                    OFFICERS

      Section 1. Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, a Treasurer or Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine. The Board of Directors may elect from among its members a Chairman or Chairmen of the Board and a Vice Chairman of the Board. The Board of Directors may also choose one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

      Section 2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine.

      Section 3. Appointment of Other Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      Section 4. Compensation. The salaries of all officers of the corporation shall be fixed by the Board of Directors or a committee thereof. The salaries of agents of the corporation shall [be fixed by the Board of Directors] [, unless fixed by the Board of Directors, be fixed by the President or any Vice-President of the corporation].

      Section 5. Tenure. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

      Section 6. Chairman of the Board and Vice-Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman shall be present. The Chairman shall have and may exercise such powers as are, from time to time, assigned to the Chairman by the Board of Directors and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which the Vice Chairman shall be present. The Vice Chairman shall have and may exercise such powers as are, from time to time, assigned to such person by the Board of Directors and as may be provided by law.

      Section 7. President. The President shall be the Chief Executive Officer of the corporation unless such title is assigned to another officer of the corporation; in the absence of a Chairman and Vice Chairman of the Board, the President shall preside as the chairman of meetings of the stockholders and the Board of Directors; and the President shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President [or any Vice President] shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

      Section 8. Vice-President. In the absence of the President or in the event of the President's inability or refusal to act, the Vice-President, if any (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be subject. The Secretary shall have custody of the corporate seal of the corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer's signature.

      Section 10. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors[, President or Chief Executive Officer], taking proper vouchers for such disbursements, and shall render to the President, Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all such transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer that belongs to the corporation.

      Section 12. Assistant Treasurer. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE VI.
                                  CAPITAL STOCK

      Section 1. Certificates. The shares of the corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Certificates shall be signed by, or in the name of the corporation by, (a) the Chairman of the Board, the Vice-Chairman of the Board, the President or a Vice-President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.

      Section 2. Class or Series. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware Corporation Law or a statement that the corporation will furnish without charge, to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      Section 3. Signature. Any of or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

      Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 5. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

      Section 6. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


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

      Section 7. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

      Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the applicable provisions, if any, of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

      Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

      Section 4. Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      Section 5. Loans. The Board of Directors of this corporation may, without stockholder approval, authorize loans to, or guaranty obligations of, or otherwise assist, including, without limitation, the adoption of employee benefit plans under which loans and guarantees may be made, any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.


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

                                 ARTICLE VIII.
                                 INDEMNIFICATION

      Section 1. Scope. The corporation shall, to the fullest extent permitted by Section145 of the General Corporation Law of the State of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by that Section, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      Section 2. Advancing Expenses. Expenses (including attorneys' fees) incurred by a present or former director or officer of the corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by relevant provisions of the General Corporation Law of the State of Delaware; provided, however, the corporation shall not be required to advance such expenses to a director (i) who commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors, or (ii) who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such director, disclosure of confidential information in violation of such director's fiduciary or contractual obligations to the corporation, or any other willful and deliberate breach in bad faith of such director's duty to the corporation or its stockholders.

      Section 3. Liability Offset. The corporation's obligation to provide indemnification under this Article VIII shall be offset to the extent the indemnified party is indemnified by any other source including, but not limited to, any applicable insurance coverage under a policy maintained by the corporation, the indemnified party or any other person.

      Section 4. Continuing Obligation. The provisions of this Article VIII shall be deemed to be a contract between the corporation and each director of the corporation who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

      Section 5. Nonexclusive. The indemnification and advancement of expenses provided for in this Article VIII shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action


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

in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

      Section 6. Other Persons. In addition to the indemnification rights of directors, officers, employees, or agents of the corporation, the Board of Directors in its discretion shall have the power on behalf of the corporation to indemnify any other person made a party to any action, suit or proceeding who the corporation may indemnify under Section 145 of the General Corporation Law of the State of Delaware.

      Section 7. Definitions. The phrases and terms set forth in this Article VIII shall be given the same meaning as the identical terms and phrases are given in Section 145 of the General Corporation Law of the State of Delaware, as that Section may be amended and supplemented from time to time.

                                  ARTICLE IX.
                                   AMENDMENTS

      Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the holders of a majority of the outstanding voting shares or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.


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